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                                CREDIT AGREEMENT


                         DATED AS OF FEBRUARY ___, 1996


                                      AMONG



                           JACOR COMMUNICATIONS, INC.,



                             THE BANKS PARTY HERETO,



                            BANQUE PARIBAS, AS AGENT


                                       AND



                        THE FIRST NATIONAL BANK OF BOSTON

                                       AND

                            BANK OF AMERICA ILLINOIS,
                                  AS CO-AGENTS
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                                TABLE OF CONTENTS

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                                                      ARTICLE I
                                                     DEFINITIONS

                                                     ARTICLE II
                                                     THE CREDITS

Section 2.1            Revolving A Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
Section 2.2            Revolving B Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Section 2.3            Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
Section 2.4            Applicable Margin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
Section 2.5            Borrowing Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 2.6            Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
Section 2.7            Interest Periods, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
Section 2.8            Mandatory Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
Section 2.9            Optional Principal Payments and Reductions
                          of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.10           Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.11           Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Section 2.12           Notes; Recordkeeping . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.13           Minimum Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.14           Eurodollar Rate Conversion and Continuation  . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.15           Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 2.16           Non-Receipt of Funds by the Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 2.17           Collateral Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Section 2.18           Further Assistance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29

                                                     ARTICLE III
                                               CHANGE IN CIRCUMSTANCES

Section 3.1            Yield Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
Section 3.2            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
Section 3.3            Availability of Rate Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 3.4            Funding Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 3.5            Bank Certificates; Survival of Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . .    32

                                                     ARTICLE IV
                                                CONDITIONS PRECEDENT

Section 4.1            Conditions Precedent to Initial Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    32
Section 4.2            Conditions Precedent to All Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38

                                                      ARTICLE V
                                           REPRESENTATIONS AND WARRANTIES

Section 5.1            Corporate Existence and Standing.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 5.2            Authorization and Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 5.3            No Conflict; Government Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 5.4            Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 5.5            Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    39
Section 5.6            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
Section 5.7            Litigation and Contingent Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
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Section 5.8            Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
Section 5.9            ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    40
Section 5.10           Accuracy of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 5.11           Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 5.12           Materially Burdensome Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    41
Section 5.13           Compliance with Laws; Franchises and Licenses  . . . . . . . . . . . . . . . . . . . . . . . .    42
Section 5.14           Ownership of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.15           Location of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.16           Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.17           Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.18           Capital Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    43
Section 5.19           Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 5.20           Excluded Subsidiaries, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 5.21           Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 5.22           Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 5.23           Security Interests and Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    44
Section 5.24           Closing Date Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 5.25           Call Letters; Patents, Trademarks, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 5.26           No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 5.27           Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 5.28           Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
Section 5.29           Representations and Warranties in Noble Documents  . . . . . . . . . . . . . . . . . . . . . .    46

                                                     ARTICLE VI
                                                      COVENANTS

Section 6.1            Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    46
Section 6.2            Notice of Default, Litigation etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    47
Section 6.3            Financial Ratios . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 6.4            Conduct of Business; Maintenance of Licenses . . . . . . . . . . . . . . . . . . . . . . . . .    48
Section 6.5            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.6            Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.7            Compliance with Laws and FCC Filings in connection
                          with Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.8            Maintenance of Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.9            Inspection, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.10           Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
Section 6.11           Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 6.12           Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 6.13           Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
Section 6.14           Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 6.15           Investments and Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
Section 6.16           Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 6.17           Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52
Section 6.18           Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    53
Section 6.19           Rentals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 6.20           Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 6.21           Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 6.22           Interest Rate Protection, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 6.23           Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    54
Section 6.24           Fiscal Year; Fiscal Quarter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
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Section 6.25           Amendment to Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 6.26           Subsidiary Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 6.27           FCC Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 6.28           Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 6.29           Cash Management System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    55
Section 6.30           Amendments and Waivers to Noble Documents,
                          Mexican Documents and Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . .    56
Section 6.31           Intercreditor Agreement and the Citicasters
                          L/C Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    56


                                                     ARTICLE VII
                                                      DEFAULTS

                                                    ARTICLE VIII
                                   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

Section 8.1            Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Section 8.2            Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    59
Section 8.3            Preservation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60

                                                     ARTICLE IX
                                                 GENERAL PROVISIONS

Section 9.1            Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.2            Governmental Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.3            Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.4            Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.5            Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.6            Several Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    60
Section 9.7            Expenses; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 9.8            Numbers of Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 9.9            Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    61
Section 9.10           Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.11           Non-liability of Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.12           CHOICE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.13           CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.14           Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.15           Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.16           Limitation of Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62
Section 9.17           Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    62

                                                      ARTICLE X
                                                      THE AGENT

Section 10.1           Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.2           Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.3           General Immunity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.4           No Responsibility for Loans, Recitals, etc.  . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.5           Action on Instructions of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.6           Employment of Agents and Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.7           Reliance on Documents; Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
Section 10.8           Agent's Reimbursement and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .    64
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Section 10.9           Rights as a Lender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.10          Bank Decisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.11          Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.12          Collateral Releases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
Section 10.13          Duties and Rights of Co-Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

                                                     ARTICLE XI
                                              SETOFF; RATABLE PAYMENTS

Section 11.1           Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
Section 11.2           Ratable Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65

                                                     ARTICLE XII
                                  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

Section 12.1           Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
Section 12.2           Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
Section 12.3           Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66

                                                    ARTICLE XIII
                                                       NOTICES

Section 13.1           Giving Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
Section 13.2           Change of Address  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    68

                                                     ARTICLE XIV
                                                WAIVER OF JURY TRIAL
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                 This Credit Agreement, dated as of February __, 1996, is among
Jacor Communications, Inc., an Ohio corporation, the Banks (as defined below), Banque Paribas, as Agent and each of The First National Bank of Boston and Bank of America Illinois, as Co-Agents. The parties hereto agree as follows:


                                  ARTICLE I


                                 DEFINITIONS

                 As used in this Agreement:

                 "Acquisition" means any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Company or any of the Subsidiaries (i) acquires any going business or assets of any Person (other than assets acquired by the Company or any Subsidiary in the ordinary course of its business), whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires at least fifty percent (50%) in number of votes (in one transaction or as the most recent transaction in a series of transactions), of the securities or other ownership interest in any Person, other than, with respect to the Company, a Subsidiary of the Company existing on the date hereof.

                 "Acquisition Certificate" means, with respect to any proposed Acquisition, a certificate signed by an Authorized Officer of the Company in the form of a compliance certificate showing the calculations necessary to determine, after giving effect to such Acquisition, compliance with this Agreement on a combined pro forma basis, both at the time of such proposed Acquisition and for the twelve month period immediately following the date of such Acquisition based upon pro forma projections for such twelve month period immediately following the date of such Acquisition, and which shall also certify, (i) the accuracy and completeness of the attached Acquisition Pro Formas, and (ii) the accuracy of the matters set forth in clauses (c), (e), (f) and (g) of the definition of "Permitted Acquisition", and with respect to the matters set forth in clauses (f) and (g) of such definition, the calculations in support thereof.

                 "Acquisition Pro Formas" shall mean, in connection with any proposed Acquisition by the Company or any Subsidiary of a business engaged primarily in radio broadcasting, a consolidated balance sheet, profit and loss statement and cash flow statement of the Company and its Subsidiaries each in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles consistently applied on a combined pro forma basis after giving effect to the proposed Acquisition for the twelve-month period immediately preceding such Acquisition.

                 "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by the Banks to the Company on the same Borrowing Date, at the same Rate Option and, in the case of Eurodollar Rate borrowings hereunder, for the same Interest Period.

                 "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Person specified, whether by contract, understanding or otherwise. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                 "Agent" means Banque Paribas in its capacity as agent for the Banks and the Co-Agents pursuant to Article X, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article X.

                 "Aggregate Commitment" means, at any time of determination, the aggregate of the Aggregate Revolving A Loan Commitment and the Aggregate Revolving B Loan Commitment at such time.

                 "Aggregate Revolving A Loan Commitment" means, at any time of determination, the aggregate of the Revolving A Loan Commitments of each of the Banks at such time.

                 "Aggregate Revolving B Loan Commitment" means, at any time of determination, the aggregate of the Revolving B Loan Commitments of each of the Banks at such time.

                 "Agreement" means this Credit Agreement, as it may be amended, modified, supplemented or restated and in effect from time to time.

                 "Agreement Accounting Principles" means United States generally accepted principles of accounting as in effect on, and applied in a manner consistent with, those used in preparing the audited December 31, 1994 consolidated financial statements of the Company and the Subsidiaries.

                 "Applicable Margin" means the respective percentages for each Rate Option determined in accordance with the terms of Section 2.4.

                 "Applicable Rate" shall mean, at any time of determination, a rate per annum equal to (i) if the Leverage Ratio is greater than or equal to
5.0 to 1.0 at such time, 0.50% and (i) if the Leverage Ratio is less than 5.0 to
1.0 at such time, 0.375%. The Applicable Rate shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio at the end of each of the first three fiscal quarters and the fiscal year of the Company. For purposes of determining the Applicable Rate, the Leverage Ratio shall be determined (i) for the period from the Closing Date until the Company delivers its monthly financial statements for the period ending as at March 31, 1996, by determining Total Debt on the Closing Date after giving effect to the making of the Loans and the consummation of the other Transactions which are consummated on such date and by determining Operating Cash Flow for the twelve-month period ending December 31, 1995, (ii) in the case of determinations made with respect to the first three fiscal quarters of the Company's fiscal year, by reference to the monthly financial statements for the month ending on the last day of such fiscal quarter and the Compliance Certificate for such fiscal quarter delivered pursuant to Sections 6.1(b) and (d) and (iii) in the case of determinations made with respect to the last fiscal quarter of the Company's fiscal year, by reference to the financial statements and Compliance Certificate delivered by the Company pursuant to Sections 6.1(a) and (d), provided that for the purposes of clauses (i), (ii) and (iii) above, for all periods prior to the purchase of the Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, all calculations shall be made on a combined pro forma basis (excluding the Noble Denver Stations unless they are subject to a Joint Sales Agreement or a Local Marketing

Agreement) as if such Noble Stock had been purchased on or prior to the first day of such period, all as certified to by an Authorized Officer of the Company, and attaching to such certificate, combined pro forma financial statements in support of such calculations. The adjustment, if any, to the Applicable Rate shall be effective commencing on the Business Day of the delivery of such quarterly or annual financial statements and Compliance Certificate and shall be effective only for the period subsequent to such date. In the event that the Company shall at any time fail to furnish to the Banks the financial statements and Compliance Certificate required to be delivered pursuant to Section 6.1(a),
(b) or (d), the maximum Applicable Rate shall apply until such time as such financial statements and Compliance Certificate are so delivered to the Agent.

                 "Article" means an article of this Agreement unless another document is specifically referenced.

                 "Authorized Officer" means any of the Chairman of the Board, the President, the Treasurer or the Chief Financial Officer of the Company, acting singly.

                 "Bank of Boston" means The First National Bank of Boston.

                 "Banks" means the banks and other Persons, other than the Company, the Agent (in its capacity as Agent) and the Co-Agents (in their capacities as Co-Agents), listed on the signature pages of this Agreement and their respective successors and assigns as may be parties to any Notice of Assignment executed pursuant to Section 12.3.

                 "Banque Paribas" shall mean Banque Paribas in its individual capacity, and its successors and assigns.

                 "Base Rate" means a rate per annum at any time equal to the greater of (i) base rate or prime rate of interest announced by the Agent from time to time, changing when and as said corporate base rate or prime rate changes and (ii) the Federal Funds Rate plus 1/2 of 1% per annum.

                 "Borrowing Date" means a date on which an Advance is made hereunder.

                 "Borrowing Notice" is defined in Section 2.5.

                 "Broadcast Finance" means Broadcast Finance, Inc., an Ohio corporation.

                 "Business Day" means (i) with respect to any borrowing, payment or selection in respect of any Eurodollar Loan, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York and on which dealings in U.S. Dollars are carried on in the interbank eurodollar market and
(ii) for all other purposes, a day other than Saturday or Sunday on which banks are open for business in Chicago and New York.

                 "Capital Expenditures" shall mean, for any period, the sum of expenditures, other than barter expenditures, (whether paid in cash or accrued as a liability, including the portion of Capitalized Leases that is capitalized on the consolidated balance sheet of the Company and the Subsidiaries during such period), by the Company and the Subsidiaries during such period that, in conformity with Agreement Accounting Principles, are included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated financial statements of the Company and the Subsidiaries.

                 "Capitalized Lease" of a Person means any lease of property by such Person as lessee which should be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                 "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which should be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

                 "Cash Interest Expense" means, for any fiscal period of the Company, the interest expense (including, without limitation, interest expense attributable to Capitalized Leases in accordance with Agreement Accounting Principles) of the Company and its Subsidiaries for such period, plus all expenses incurred in connection with the payment of fees under any agreement relating to indebtedness during such period (other than fees paid or payable during such period pursuant to Section 2.11(a) or (b)), minus, to the extent included in the foregoing, any such interest or fee expense not paid or payable in cash during such period, minus interest income, plus any such interest or fee expense accrued but not paid during any previous period and paid during such period, in each case determined on a consolidated basis in accordance with Agreement Accounting Principles.

                 "Citicasters L/C Documents" means the collective reference to
(i) a letter of credit, in an original principal amount not to exceed $75,000,000, to be issued by the L/C Provider in favor of Citicasters, Inc. in connection with the proposed acquisition by the Company of the assets and stock of Citicasters, Inc., and (ii) a letter of credit reimbursement agreement between the Company and the L/C Provider relating to the letter of credit referred to in clause (i) above.

                 "Citicasters L/C Funding Date" means the date any amount is paid to Citicasters, Inc. (or any of its Affiliates) under any of the Citicasters L/C Documents.

                 "Closing Date" means, that date upon which all conditions precedent to the effectiveness of this Agreement have occurred and the initial Loans are made.

                 "Co-Agents" means the collective reference to the Bank of Boston and the Bank of America Illinois, in their respective capacities as co-agents for the Banks pursuant to Article X, and not in their respective individual capacities as a Bank, and any successor Co-Agents appointed pursuant to Article X.

                 "Collateral" means the collective reference to the "Collateral" under and as defined in each of the Collateral Documents (other than the Mortgages) and the "Property" under and as defined in each of the Mortgages.

                 "Collateral Documents" means, collectively, the Subsidiary Guaranty, the Company Pledge Agreement, the Company Security Agreement, the Mortgages, the Subsidiary Security Agreement, the Subsidiary Pledge Agreements, the Company Trademark Agreement, the Subsidiary Trademark Agreements, the Noble Document Assignment, the Joint Sales Agreement Assignment, the Local Marketing Agreement Assignment, the Mexican Assignment Agreements, and the Intercompany Security Agreement and all ancillary documentation and agreements required thereunder or executed and/or delivered by the Company or any Subsidiary to the Agent or any Bank in connection therewith.

                 "Commitments" means, for each Bank, its Revolving A Loan Commitment and its Revolving B Loan Commitment.

                 "Company" means Jacor Communications, Inc., an Ohio corporation, and its successors and assigns.

                 "Company Mortgages" means collectively any mortgage or deed of trust, each in substantially the form of Exhibit C-1 hereto, and duly completed, executed and delivered by the Company pursuant to Section 2.17, as each such mortgage or deed of trust may be amended, modified, supplemented or restated and in effect from time to time.

                      "Company Plan" means a Plan that is sponsored, maintained, or contributed to, by the Company or any Subsidiary, or to which the Company or any Subsidiary has an obligation to contribute, for employees of the Company or any Subsidiary.

                 "Company Pledge Agreement" means a pledge agreement in substantially the form of Exhibit D-1 hereto, duly completed, executed and delivered to the Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Company Security Agreement" means the security agreement in substantially the form of Exhibit E-1 hereto, duly completed, executed and delivered to the Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Company Trademark Agreement" means a trademark security agreement in substantially the form of Exhibit N-1 hereto, duly completed, executed and delivered to the Agent by the Company, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Compliance Certificate" means a compliance certificate in substantially the form of Exhibit F hereto, with appropriate insertions, signed by an Authorized Officer of the Company, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, describing the nature thereof and any action the Company is taking or proposes to take with respect thereto.

                 "Conversion/Continuation Notice" is defined in Section 2.14.

                 "Current Assets" shall mean, at any time, the current assets (other than barter, deferred tax, cash and cash equivalents of the Company and its Subsidiaries at such time, determined on a consolidated basis in accordance with Agreement Accounting Principles.

                 "Current Liabilities" shall mean, at any time, the current liabilities (other than the current portion of all long-term Indebtedness of the Company and its Subsidiaries at such time and other than barter and deferred tax items), determined on a consolidated basis in accordance with Agreement Accounting Principles.

                 "Debt Cash Proceeds" means all cash proceeds received by the Company or any Subsidiary from the incurrence of any Indebtedness or the issuance of any instruments relating to such Indebtedness, in each case net of underwriting discounts, commissions and other reasonable fees, costs and expenses associated therewith.

                 "Default" means an event described in Article VII.

                 "Default Rate" is defined in Section 2.3(c).

                 "Denver Proceeds" means, with respect any transfer, sale or other disposition of (i) any assets of the Company or any of its Subsidiaries in (or around) Denver, Colorado or with respect to any of its operations in (or around) Denver, Colorado, or (ii) any rights to acquire, or any interest in, any of the Noble Denver Stations, but only if such transfer, sale or disposition was undertaken in connection with obtaining the Noble Approval, an amount of Net Cash Proceeds which, after giving effect to any prepayment pursuant to Section 2.8(b) hereof, causes the Leverage Ratio to be below 5.00 to 1.00, provided however, for the purposes of calculating such Leverage Ratio, and notwithstanding clause (ii) of the second sentence of the definition of Operating Cash Flow, Operating Cash Flow shall be calculated on a pro forma consolidated basis as if such transfer, sale or other disposition occurred on the first day of the applicable period of calculation and which calculation shall give effect to any reconfiguration of any of the Noble Denver Stations or the Radio Stations located in (or around) Denver, Colorado, which reconfiguration was undertaken in connection with obtaining the Noble Approval.

                 "Disbursement Account" is defined in Section 6.29(a).

                 "Dispositions" is defined in Section 6.13.

                 "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any Subsidiary or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limita-tion, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

                 "Employment Agreements" means the collective reference to (i) that certain Employment Agreement dated as of February __, 1996 between the Company and John Lynch, and (ii) that certain Employment Agreement dated as of February __, 1996 between the Company and Frank DeFrancesco, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with Section 6.30 hereof.

                 "Equity Cash Proceeds" means all cash proceeds received by the Company or any Subsidiary from the issuance of capital stock of the Company or such Subsidiary or any issuance or exercise of rights, options or warrants to acquire such capital stock, in each case net of underwriting discounts, commissions and other reasonable fees, costs and expenses associated therewith but excluding any exercise of stock options by any existing or previous employees of the Company or any Subsidiary.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means, with respect to the Company or any Subsidiary, any Person (or any trade or business, whether or not incorporated) that is under common control with the Company or such Subsidiary within the meaning of Section 414 of the Internal Revenue Code.

                 "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate for a particular Interest Period.

                 "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in U.S. dollars are offered by the Agent to first-class banks in the interbank eurodollar market at approximately 11 a.m. (Chicago time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan requested hereunder and having a maturity approximately equal to such Interest Period.

                 "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate for a particular Interest Period.

                 "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to that Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to that Interest Period, plus (ii) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/100 of 1%.

                 "Excess Cash Flow" means, for the period commencing January 1, 1997 and ending December 31, 1997 and thereafter for any fiscal year of the Company, a positive amount, if any, equal to (i) Operating Cash Flow, plus (or minus) (ii) decreases (or increases) in Working Capital from the first day of such period to the last day of such period minus (iii) the sum of (without duplication) (A) scheduled principal payments made pursuant to scheduled commitment reductions during such period on the Loans and other Indebtedness of the Company and the Subsidiaries, (B) Cash Interest Expense and any other fees and expenses paid in cash under the Loan Documents, (C) income and franchise taxes paid or payable in cash during such period (other than taxes on amounts recognized in connection with the sale or other Disposition made by the Company or any Subsidiaries), (D) Capital Expenditures (to the extent permitted by
Section 6.18(b) through (f)) to the extent paid in cash or (E) Restricted Payments paid in cash (to the extent made in reliance on Sections 6.10(iii) and (iv)), all calculated for such fiscal year for the Company and the Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

                 "Existing Debt" is defined in Section 5.18(b).

                 "Excluded Subsidiary" shall mean each of Jacor National Corp., a Delaware corporation, WIBX Incorporated, a New York corporation, Marathon Communications, Inc., a New York corporation, Michigan Radio Inc., a Delaware corporation and Jacor Cable, Inc. a Kentucky corporation.

                 "Existing Radio Expenditure Maximum" is defined in Section 6.18(b).

                 "FCC" means the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

                 "FCC Broadcast Station License" means a broadcast station license or series of licenses issued by the FCC for the dissemination of radio communications intended to be received by the public and operated on a channel in the AM or FM broadcast band.

                 "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                 "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank of Boston and the Bank of America Illinois on such day on such transactions as determined by the Agent in its discretion.

                 "Fee Letter" is defined in Section 4.1(a)(xiii).

                 "Fixed Charges" means, for any fiscal period of the Company, an amount equal to the sum of, without duplication, (i) Cash Interest Expense for such period, plus (ii) principal payments due pursuant to scheduled commitment reductions during such period on the Loans and other Indebtedness of the

Company and the Subsidiaries, plus (iii) the principal component of all rents accrued during such period in connection with Capitalized Leases under which the Company or a Subsidiary is the lessee, plus (iv) income and franchise taxes paid or payable in cash during such period (other than taxes on amounts recognized in connection with Dispositions made by the Company or any Subsidiary) plus (v) all cash Capital Expenditures (other than those permitted under Section 6.18(a)) made or required to be made during such period.

                 "Floating Rate" means a rate per annum equal to (i) the Base Rate plus (ii) the Applicable Margin, in each case changing when and as the Base Rate and/or the Applicable Margin changes.

                 "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

                 "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

                 "Generally Accepted Accounting Principles" means United States generally accepted principles of accounting as in effect from time to time and applied in a manner consistent with those used in preparing the audited December 31, 1994 consolidated financial statements of the Company and the Subsidiaries.

                 "Governmental Authority" shall mean any nation, state, sovereign, or government, any federal, regional, state, local or political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, any Indebtedness, lease, dividend or other obligation of any other Person in any manner, whether directly or indirectly and whether such obligation is contingent or absolute, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract to such effect, all obligations of such Person for the liabilities or obligations of another under any Joint Sales Agreement, any Local Marketing Agreement and the Mexican Sales Agency Agreement and the actual or contingent liability of such Person in connection with any application for or the issuance of any Letter of Credit, but shall exclude the endorsement of instruments for deposit or collection in the ordinary course of business.

                 "Indebtedness" of a Person means, without duplication, such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade, (iii) payment obligations (contingent or otherwise), whether or not assumed, which are secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments evidencing indebtedness, (v) Capitalized Lease Obligations, (vi) payment obligations (contingent or otherwise) arising under Non-Compete

Agreements, (vii) payment obligations arising under agreements to repurchase securities (but only when such obligations become due or during any period during which the security holder has the right to cause such payment to become due), (viii) obligations in connection with unreimbursed draws under Letters of Credit, (ix) any payment obligations under any terminated swap agreements or terminated interest rate hedging agreements and (x) any Guaranty of any of the foregoing obligations provided, however, with respect to the Company or any of its Subsidiaries, Indebtedness shall not include any obligations of the Company or any of its Subsidiaries under the Citicasters L/C Documents until the occurrence of the Citicasters L/C Funding Date.

                 "In-Market Acquisition" means any acquisition of any radio stations, broadcast licenses, broadcast properties or other similar assets located in, or providing service to, any location which, at the time of any such acquisition, the Company or any of its Subsidiaries currently owns or operates (pursuant to a Local Marketing Agreement or a Joint Sales Agreement) a radio station.

                 "Intercompany Acquisition Loan" means a loan made by the Company to any Subsidiary, which loan is made by the Company for the purpose of funding (and the proceeds thereof have been applied to fund) a Permitted Acquisition by such Subsidiary.

                 "Intercompany Acquisition Note" means an intercompany acquisition demand note each in substantially the form of Exhibit G hereto and duly completed, executed and delivered by any Subsidiary to evidence Intercompany Acquisition Loans made to such Subsidiary, as the same may be amended and in effect from time to time.

                 "Intercompany Demand Note" means the intercompany demand note and the second consolidated amended and restated intercompany demand note, each in substantially the form of Exhibit H-1 and Exhibit H-2 hereto, respectively, and duly completed, executed and delivered by each of the Subsidiaries (other than the Excluded Subsidiaries), respectively, as the same may be amended, modified, supplemented, restated or replaced and in effect from time to time.

                 "Intercompany Security Agreement" means the second amended and restated intercompany security agreement and financing statement in substantially the form of Exhibit I hereto and duly completed, executed and delivered by the Company and each of the Subsidiaries, other than the Excluded Subsidiaries, as the same may be amended, modified, supplemented or restated from time to time in conformity with the terms of this Agreement and in effect from time to time.

                 "Interest Period" is defined in Section 2.7.

                 "Interest Rate Provider" shall mean any Bank (or any Affiliate thereof) that provides an interest rate protection agreement to the Company pursuant to Section 6.22 and that executes and delivers an agency agreement, in form and substance satisfactory to the Agent.

                 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

                 "Investment" of a Person means any loan, advance, extension of credit (excluding accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, notes, debentures or other securities of any other Person made by such Person.

                 "Joint Sales Agreement" means an agreement between the Company or one of its Subsidiaries and the holder of an FCC Broadcast Station License (which holder is not the Company, any of its Subsidiaries or an Affiliate of either of them) pursuant to which the Company or such Subsidiary (i) arranges to purchase advertising time for a fee from the radio station owned by such holder of such FCC Broadcast Station License, with such advertising time to be resold by the Company or any such Subsidiary, (ii) provides or furnishes such resold advertising time to be broadcast by such radio station and (iii) does not supply programming material to such radio station.

                 "Joint Sales Agreement Assignment" means, with respect to each Joint Sales Agreement with Noble (or any Affiliate of Noble), an assignment agreement, substantially in the form of Exhibit B hereto, providing for the assignment by the Company or a Subsidiary, as the case may be, of all of its right, title and interest in such Joint Sales Agreement, in favor of the Agent for the ratable benefit of the Banks, duly completed, executed and delivered to the Agent by the Company and duly acknowledged by the other party (or parties) to such Joint Sales Agreement, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "L/C Provider" means any financial institution (including, without limitation, any Bank) which provides a letter of credit in connection with the acquisition by the Company (or any of its Affiliates) of the stock and/or assets of Citicasters, Inc.

                 "Lending Office" means any office, branch, subsidiary or affiliate of any Bank or the Agent.

                 "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

                 "Leverage Ratio" means, at any time of determination, the ratio of (i) Total Debt as at the date of such determination to (ii) Operating Cash Flow for the twelve consecutive fiscal months then most recently ended (unless otherwise specified herein), all calculated for the Company and the Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied.

                 "Lien" means any security interest, mortgage, pledge, lien (statutory or other), claim, charge, encumbrance, conditional sale or title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, or preference or priority (other than a priority of payment) in, of or on any Person's assets or properties in favor of any other Person or the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign, other than financing statements which have lapsed or for which duly executed termination statements have been delivered to the Agent.

                 "Loans" means, collectively, the Revolving A Loans and the Revolving B Loans.

                 "Loan Documents" means this Agreement, the Notes, the Collateral Documents, each Rate Hedging Agreement, each Intercompany Demand Note, each Intercompany Acquisition Note, the Fee Letter, the Noble Documents, the Employment Agreements, the Mexican Documents and any other ancillary documentation and agreement required hereunder or thereunder or executed and/or delivered by the Company or any Subsidiary to the Agent or any Bank in connection herewith or therewith.

                 "Local Marketing Agreement" means, with respect to any radio station, an agreement between the Company or one of its Subsidiaries and the holder or sublicensee of the FCC Broadcast Station License relating to such radio station (which holder is not the Company, any of its Subsidiaries or an Affiliate of either of them), pursuant to which the Company or such Subsidiary, subject to the control of such holder of such FCC Broadcast Station License, and for the payment of a fee to such holder of such FCC Broadcast Station License,
(i) arranges to sell air time for such radio station, and (ii) supplies personnel and programming material to such radio station.

                 "Local Marketing Agreement Assignment" means, with respect to each Local Marketing Agreement with Noble (or any Affiliate of Noble), an assignment agreement, substantially the form of Exhibit B hereto, providing for the assignment by the Company or a Subsidiary, as the case may be, of all of its right, title and interest in such Local Marketing Agreement, in favor of the Agent for the ratable benefit of the Banks, duly completed, executed and delivered to the Agent by the Company and duly acknowledged by the other party (or parties) to such Local Marketing Agreement, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Margin Regulations" means the collective reference to Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulations or official interpretation of said Board of Governors relating to the extension of credit or incurrence of indebtedness for the purpose of purchasing or carrying margin stocks.

                 "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products.

                 "Mexican Assets Purchase Agreement" means that certain Asset Purchase Agreement between _______________ and R.D.P with respect to the purchase of the operating assets of XETRA-AM and XETRA-FM and the Mexican Concession.

                 "Mexican Assignment Agreements" means the collective reference to each of the Mexican Guaranty Assignment and the Mexican Sales Agency Agreement Assignment.

                 "Mexican Concession" means concession titles granted by the Ministry of Communications and Transportation and permits from the Ministry of the Interior.

                 "Mexican Documents" means the collective reference to the Mexican Guaranty, the Mexican Assets Purchase Agreement and the Mexican Sales Agency Agreement.

                 "Mexican Guaranty" means that certain joint and several Mexican Guaranty by Conseco, a Indiana corporation, and John Lynch in favor of the Company, pursuant to which each of the "Guarantors" (as defined therein) agree, subject to the terms thereof, to pay the Company certain amounts upon the occurrence of certain events.

                 "Mexican Guaranty Assignment" means, in respect of the Mexican Guaranty, an assignment agreement, substantially the form of Exhibit B hereto, providing for the assignment by the Company of all of its right, title and interest in the Mexican Guaranty, in favor of the Agent for the ratable benefit of the Banks, duly completed, executed and delivered to the Agent by the Company and duly acknowledged by each "Guarantor" party to (and as defined in) such Mexican Guaranty, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Mexican Guaranty Grace Period" means the number of days remaining during the period from the Closing Date, to but excluding the date which is sixty (60) days following the Closing Date.

                 "Mexican Guaranty Proceeds" shall have the meaning set forth in
Section 2.8(c) hereof.

                 "Mexican Sales Agency Agreement" means the Exclusive Sales Agency Agreement dated as of _______________ between R.D.P. and Noble (which agreement has been assigned to Noble Broadcast of San Diego), including any amendment thereto or replacement thereof (such amendment or replacement, as the case may be, to be in form and substance satisfactory to the Agent).

                 "Mexican Sales Agency Agreement Assignment" means, in respect of the Mexican Sales Agency Agreement, an assignment agreement, substantially the form of Exhibit B hereto, providing for the assignment by Noble Broadcast of San Diego of all of its right, title and interest in the Mexican Sales Agency Agreement, duly completed, executed and delivered to the Agent by Noble Broadcast of San Diego and duly acknowledged by the other party (or parties) to such Mexican Sales Agency Agreement, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Mortgages" means, collectively, the Company Mortgages and the Subsidiary Mortgages.

                 "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Company, any Subsidiary or any ERISA Affiliate is a party and to which more than one employer is obligated to make contributions.

                 "Net Cash Proceeds" is defined in Section 2.8(b).

                 "New Radio Expenditure Maximum" is defined in Section 6.18(c).

                 "New Station" is defined in Section 6.18(c).

                 "New Station Capex Increase" means, with respect to any fiscal year after the fiscal year in which a New Station is acquired, the product of
(i) $200,000 multiplied by (ii) the number of New Stations acquired prior to such fiscal year (it being understood that multiple New Stations using a single facility shall be deemed a single New Station for the purposes hereof).

                 "Noble" means Noble Broadcasting Group, Inc., a Delaware Corporation.

                 "Noble Approval" means the approval by all governmental and regulatory authorities (including, without limitation, the FCC) of (i) the acquisition by the Company of the equity interests of Noble (as holder, through its direct subsidiary, Noble Broadcast License, Inc. of the FCC Broadcast Station Licenses for the Noble Stations) pursuant to the Noble Stock Purchase and Warrant Redemption Agreement and (ii) the conversion of the Noble Warrants, at Jacor's option, into voting Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement.

                 "Noble Broadcast" means Noble Broadcast Center, Inc., a California corporation.

                 "Noble Broadcast of San Diego" means Noble Broadcast of San Diego, Inc., a California corporation.

                 "Noble-Company Credit Agreement" means that certain Credit Agreement dated as of February ___ , 1996 between Broadcast Finance (as "Lender") and Noble Holdings (as "Borrower") pursuant to which Broadcast Finance
(i) will make a term loan to Noble Holdings, on the Closing Date, of up to $40,000,000, and (ii) will make, from time to time, revolving loans to Noble Holdings in an amount not to exceed $1,000,000.

                 "Noble-Company Credit Agreement Guaranty" means that certain subsidiary guaranty dated as of February ___ , 1996 by Noble Broadcast, Noble Broadcast of Colorado, Inc., Noble Broadcast of St. Louis, Inc., Noble Broadcast of Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc., Noble Broadcast of San Diego, Sports Radio, Inc. and Sports Radio Broadcasting, Inc. in favor of Broadcast Finance.

                 "Noble-Company Security Documents" means the collective reference to the Noble-Company Credit Agreement Guaranty and the Noble Pledge Agreement.

                 "Noble Denver Stations" means the following stations located in Denver, Colorado: KBCO-FM, KHIH-FM, KHOW-AM, AND KBCO-AM.

                 "Noble Documents" means the collective reference to the Noble Warrants, the Noble Stock Purchase and Warrant Redemption Agreement, the Noble Indemnification and Escrow Agreement, the Noble Stock Escrow and Security Agreement, the Noble Registration Rights Agreement, the Noble Investment Agreement, all Local Marketing Agreements and Joint Sales Agreements with respect to the Noble Stations, the Noble-Company Credit Agreement, the Noble-Company Security Documents and the San Diego Asset Purchase Agreement.

                 "Noble Document Assignment" means an assignment agreement providing for the assignment by the Company of all of its right, title and interest in the Noble Documents, in favor of the Agent for the ratable benefit of the

Banks, substantially in the form of Exhibit B hereto, duly completed, executed and delivered to the Agent by the Company and duly acknowledged by Noble, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Noble Existing Indebtedness" means all of the Indebtedness of Noble existing on the Closing Date before giving effect to the Transactions, as more fully described on Schedule 1.1 hereto.

                 "Noble Holdings" means Noble Broadcast Holdings, Inc., a Delaware corporation.

                 "Noble Indemnification and Escrow Agreement" means that certain Indemnification and Escrow Agreement dated as of February ___ , 1996 by and among the Company, Prudential Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, CIHC, Inc., Bankers Life Holding Corporation, Noble, Noble Broadcast of San Diego and the Fifth Third Bank.

                 "Noble Investment Agreement" means that certain Investment agreement dated as of February ___ , 1996 by and between the Company, Noble, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez and William R. Arbenz relating to the purchase by the Company of the Noble Warrants.

                 "Noble Pledge Agreement" means that certain Pledge Agreement dated as of February ___ , 1996 by Noble Broadcast, Noble Broadcast Holdings, Inc., Noble Broadcast of Colorado, Inc., Noble Broadcast of St. Louis, Inc., Noble Broadcast of Toledo, Inc., Nova Marketing Group, Inc., Noble Broadcast Licenses, Inc., Noble Broadcast of San Diego, Sports Radio, Inc. and Sports Radio Broadcasting, Inc. in favor of Broadcast Finance.

                 "Noble Registration Rights Agreement" means that certain registration Rights Agreement dated as of February ___ , 1996 by and between the Company and Noble.

                 "Noble Stations" means XETRA-FM, San Diego, California; XETRA-AM, San Diego, California; KMJM-FM, St. Louis, Missouri; KATZ-FM, St. Louis, Missouri; KNJZ-FM, St. Louis, Missouri; WVKS-FM, Toledo, Ohio; WRVF-FM, Toledo, Ohio; WSPD-AM, Toledo, Ohio; and the Noble Denver Stations.

                 "Noble Stock" means all of the outstanding common stock (including, without limitation, all Class A common stock and all Class B common stock) of Noble.

                 "Noble Stock Escrow and Security Agreement" means that certain Stock Escrow and Security Agreement dated as of February ___ , 1996 by and among the Company, Prudential Venture Partners II, L.P., Northeast Ventures, II, John
T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez, William R. Arbenz and the Fifth Third Bank.

                 "Noble Stock Purchase and Warrant Redemption Agreement" means that certain Stock Purchase and Stock and Warrant Redemption Agreement dated as of February ___, 1996 by and among the Company, Prudential, Venture Partners II, L.P., Northeast Ventures, II, John T. Lynch, Frank A. DeFrancesco, Thomas R. Jimenez, William R. Arbenz, CIHC, Inc., Bankers Life Holding Corporation, and

Noble, as the same may be amended in accordance with the provisions of Section
6.30 hereof.

                 "Noble Warrants" means warrants with respect to 75% of the non-voting stock of Noble.

                 "Nobro" means Nobro, S.A. de C.V., a Mexican corporation.

                 "Non-Compete Agreements" means any agreement under which the Company or any Subsidiary agrees to pay money to Persons in exchange for agreements from such Persons to refrain from competing with the Company or any Subsidiary in a certain line of business in a specific geographical area for a certain time period, but shall not include any employment agreement which contains a non-compete clause with respect to which no payment or other consideration from the Company or any of the Subsidiaries is or will at any time be due and owing, payable or otherwise contemplated or required.

                 "Notes" means, collectively, the Revolving A Notes and the Revolving B Notes.

                 "Obligations" means (i) all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all other obligations of the Company and/or its Subsidiaries to the Banks or to any Bank, the Agent, any Interest Rate Provider, any Co-Agent or any other Person arising under the Loan Documents (other than the Noble Documents), and (ii) all obligations of the Company (or any of its Affiliates) to the L/C Provider arising under the Citicasters L/C Documents.

                 "Operating Cash Flow" means, with respect to the Company and its consolidated Subsidiaries, for any period of calculation, the remainder of
(A) the remainder of (x) the revenue for such period which is classified as net revenue (other than barter revenue) in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b) minus (y) those expenses which are classified as operating expenses (other than barter expense, interest expense, depreciation, amortization, and non-cash extraordinary items) for such period in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b) minus (B) those expenses (excluding barter expense) classified as corporate expenses for such period in the profit and loss statements delivered pursuant to Sections 6.1(a) and 6.1(b), all calculated for the Company and the Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles consistently applied. For purposes of determining the Leverage Ratio hereunder, unless otherwise agreed to by the Required Banks, (i) in the case of any Subsidiary or Radio Station acquired by the Company or any Subsidiary during any period of calculation, Operating Cash Flow shall be adjusted to give effect to such acquisition, as if such acquisition occurred on the first day of such period, by increasing, if positive, or decreasing, if negative, Operating Cash Flow by the Operating Cash Flow of such newly acquired Subsidiary or derived from such Radio Station during such period prior to the date of such acquisition on a combined pro forma basis (as adjusted to eliminate costs which would be non-recurring expense items after giving effect to such acquisition, provided, such adjustments shall be specified in reasonable detail in a certificate executed by an Authorized Officer of the Company), and (ii) in the case of any Subsidiary or Radio Station sold, transferred or otherwise disposed of by the Company or any Subsidiary during any period of calculation, Operating Cash Flow shall be adjusted to give effect to such sale, transfer or other disposition, as if such disposition occurred on the first day of such period, by decreasing, if positive, or increasing, if negative, Operating Cash Flow by the Operating Cash Flow of such Subsidiary or derived from such Radio Station during such period prior to the date of such disposition.

                 "PBGC" means the Pension Benefit Guaranty Corporation and its successors and assigns.

                 "Permitted Acquisition" means, collectively, (i) the Acquisition contemplated by the Noble Documents, (ii) the Acquisitions set forth on Schedule 1.2 hereto, and (ii) at any time of determination, any other Acquisition of a business engaged primarily in radio broadcasting by the Company or any Subsidiary with respect to which each of the following requirements is then met:

         (a) Such Acquisition has been approved by the board of directors of the entity to be acquired or, if such entity is in bankruptcy, by the bankruptcy court having jurisdiction over the estate.

         (b) As soon as available prior to consummation of such Acquisition, the Company shall have furnished to the Agent for distribution to each Bank (i) written notice describing such Acquisition,
                 (ii) all term sheets and other material draft and definitive documentation relating to such Acquisition together with all subsequent material revisions thereto and (iii) Acquisition Pro-Formas relating to such Acquisition.

         (c) Such Acquisition shall have been funded in its entirety with the proceeds of a cash equity investment by holder(s) of the capital stock of the Company (which equity investment shall have been specifically earmarked for such Acquisition) or, if such Acquisition is not so funded and if the Leverage Ratio of the Company and its Subsidiaries would be greater than 5.0 to
                 1.00 after giving effect to such Acquisition (with, for the purposes thereof, Operating Cash Flow calculated on a combined pro forma basis for the twelve month period most recently ended for which financial statements have been delivered pursuant to
                 Section 6.1 hereof), the Required Banks shall have given an initial written consent to such Acquisition after their receipt of initial draft documentation and Acquisition Pro Formas relating to such Acquisition and, if such draft documentation or Acquisition Pro Formas shall change in any material respect prior to the consummation of such Acquisition, the Required Banks shall have given their written consent to such changes, provided however, without regard to the Leverage Ratio set forth above in this clause (c), the consent of the Required Banks shall not be required for In-Market Acquisitions, the aggregate value of which do not exceed $40,000,000 during the term of this Agreement. Each Bank agrees to use its reasonable best efforts to respond to a Permitted Acquisition for which its consent is required under this clause (c) within seven Business Days of its receipt of initial documentation conforming to the requirements hereof and Acquisition Pro Formas pursuant to clause (b) above and to respond to any subsequent revisions thereto within three Business Days of its receipt thereof.

         (d) The Company, such Subsidiary and/or the entity to be acquired, as appropriate, shall have executed and delivered and furnished to the Agent and the Banks, concurrently with the consummation of such Acquisition, such documents as shall be required pursuant to Section 2.17 and, if such Acquisition is to be consummated by a Subsidiary, such Subsidiary shall have executed and delivered to the Company an Intercompany Acquisition Note in a principal amount equal to the amount, if any, of any Intercompany Acquisition Loan made by the Company to such Subsidiary to fund such Acquisition, and such Intercompany Acquisition Note shall have been duly pledged by the Company to the Agent pursuant to the Company Pledge Agreement.

         (e) Prior to and after giving effect to such Acquisition, no Default or Unmatured Default will exist.

         (f) Without the prior written consent of the Required Banks, such Acquisition would not cause Operating Cash Flow, on a combined pro forma basis for the most recent twelve-month period after giving effect to such Acquisition, attributable to the radio broadcast market in which the to-be-acquired radio broadcast station is located to exceed 40% of such pro forma Operating Cash Flow of the Company and the Subsidiaries on a consolidated basis.

         (g) After giving effect to such Acquisition, the Company would not be in violation of any financial covenant contained in Section
                 6.3 of this Agreement, in each case measured as at the effective date of such Acquisition, and on a projected pro forma basis for the remaining term of the Agreement, and in the case of calculations of the Leverage Ratio, with Operating Cash Flow measured on a combined pro forma basis for the twelve month period most recently ended for which financial statements have been delivered pursuant to Section 6.1 hereof.

         (h) The Agent and the Banks shall have received (i) an executed Acquisition Certificate, and (ii) evidence satisfactory to the Agent and the Banks and their respective counsel that the Company and the Subsidiaries shall have made all applications, filings and registrations with the FCC and other federal, state and local regulatory or governmental bodies or authorities that are or may be required to obtain all approvals, orders, authorizations, licenses, certificates and permits necessary for the consummation of such Acquisition.

                 "Permitted Stock Repurchases" means repurchases by the 0 Company of the Company's stock which do not exceed, on an aggregate basis during the term of this Agreement, an amount equal to, (a) $25,000,000 to the extent the Leverage Ratio is below 5.00 to 1.00 (after giving effect to any such proposed repurchase) on a pro forma consolidated basis for a period of two consecutive quarters preceding such repurchase, or (b) $40,000,000 to the extent the Leverage Ratio is below 4.00 to 1.00 (after giving effect to any such proposed repurchase) on a pro forma consolidated basis for a period of two consecutive quarters preceding such repurchase, provided that (i) no Permitted Stock Repurchase shall occur at any time when the Leverage Ratio is at or above
5.00 to 1.00, and (ii) the amounts set forth in clauses (a) and (b) above shall be reduced by an amount equal to the aggregate amount of voluntary redemptions by the Company of its outstanding warrants pursuant to subclause (iv) of Section
6.10 hereof.

                 "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                 "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and which is sponsored or maintained by the Company, any Subsidiary or any ERISA Affiliate for employees of the Company, any Subsidiary or any ERISA Affiliate.

                 "Proceeds Application Period" means, with respect to any Permitted Acquisition, a period of up to 275 days from the date of receipt of any Net Cash Proceeds, which 275 day period may be extended up to an additional 184 days (the "Extended Period") if the consummation of such Permitted Acquisition is subject only to the approval of the FCC and, prior to the 275th day after receipt of such Net Cash Proceeds, the Company or its applicable Subsidiary, (a) has received a duly executed letter of intent with respect to such Permitted Acquisition, and (b) is diligently proceeding with the preparation of all applications and other documents necessary to obtain (and at all times during the Extended Period continues to actively pursue) FCC approval for such Permitted Acquisition.

                 "Pro Rata Share" means, at any time, with respect to any Bank, the ratio (expressed as a percentage) that such Bank's Commitment at such time bears to the Aggregate Commitment at such time.

                 "Radio Stations" means, collectively, the following radio stations and radio network and any other broadcast radio stations or information services now or hereafter owned, acquired or operated pursuant to a Joint Sales Agreement, a Local Marketing Agreement or the Mexican Sales Agency Agreement, as the case may be, by the Company and one or more Subsidiaries or by the Company or one or more Subsidiaries: WGST-AM, Atlanta, Georgia; WGST-FM, Atlanta, Georgia; WPCH-FM, Atlanta, Georgia; WLW-AM, Cincinnati, Ohio; WEBN-FM, Cincinnati, Ohio; WCKY-AM, Cincinnati, Ohio; WSAI-AM, Cincinnati, Ohio; WOFX-FM, Cincinnati, Ohio; WAQZ-FM, Cincinnati, Ohio; WAOZ-AM, Cincinnati, Ohio; KOA-AM, Denver, Colorado; KRFX-FM, Denver, Colorado; KBPI-FM, Denver, Colorado; KTLK-AM, Denver, Colorado; KTCL-FM, Denver, Colorado; WQIK-FM, Jacksonville, Florida; WSOL-FM, Jacksonville, Florida; WJBT-FM, Jacksonville, Florida; WZAZ-AM, Jacksonville, Florida; WJGR-AM, Jacksonville, Florida; KHTS-FM, San Diego, California WMYU-FM, Knoxville, Tennessee; WWST-FM, Knoxville, Tennessee; WFLA-AM, Tampa, Florida; WFLZ-FM, Tampa, Florida; WDUV-FM, Tampa, Florida; WBRD-AM, Tampa, Florida; the Georgia News Network; Critical Mass Media, and the Noble Stations (other than the Noble Denver Stations except to the extent set forth in the immediately succeeding sentence). The term "Radio Stations" shall also include the Noble Denver Stations to the extent (but only to the extent) that the Company and its Subsidiaries, or the Company or any of its Subsidiaries, currently owns or is operating (whether pursuant to a Joint Sales Agreement, a Local Marketing Agreement or otherwise) the Noble Denver Stations.

                 "Rate Hedging Agreements" means the collective reference to those interest rate protection agreements entered into by the Company pursuant to Section 6.22(a) of this Agreement as the same may be amended, modified, supplemented or restated from time to time.

                 "Rate Option" means the Eurodollar Rate or the Floating Rate, as the case may be.

                 "R.D.P." means Radiodifursora del Pacifico, S.A., a Mexican Corporation.

                 "Receivables" means and shall include all of the Company's and the Subsidiaries' present and future rights to payment for services rendered or products sold.

                 "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

                 "Rentals" of a Person means the aggregate fixed amounts (other than taxes, insurance, maintenance, utility and other operating expenses) payable by such Person under any lease of real or personal property having an original term (including any required renewals or any renewals at the option of the lessor or lessee, provided, however, that in those cases in which the lessee has the option to renew the lease, the amount payable pursuant to such lease is counted only when the lessee exercises its option to renew) of one year or more but does not include any amounts payable under Capitalized Leases of such Person.

                 "Reportable Event" means a reportable event as defined in
Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standards of Section 412 of the Internal Revenue Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Internal Revenue Code.

                 "Required Banks" means Banks having in the aggregate at least 66-2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Banks holding in the aggregate at least 66-2/3% of the aggregate unpaid principal amount of the outstanding Loans.

                 "Reserved Proceeds Amount" shall have the meaning set forth in
Section 2.8(b) hereto.

                 "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.

                 "Restricted Payments" is defined in Section 6.10.

                 "Revolving A Loans" is defined in Section 2.1.

                 "Revolving A Loan Commitment" means, for each Bank, the obligation of such Bank to make Revolving A Loans in an aggregate principal amount at any time not exceeding the amount set forth opposite its name on
Schedule I hereto under the column titled "Revolving A Loan Commitment," as such amount shall be reduced from time to time pursuant to the terms of this Agreement.

                 "Revolving A Loan Commitment Reduction Amount" means, for each Revolving A Loan Commitment Reduction Date and subject to Section 2.8(h), the amount set forth opposite such Revolving A Loan Commitment Reduction Date:

On each Revolving A Loan                                              Revolving A Loan
Commitment Reduction Date Occurring:                                  Commitment Reduction Amount
------------------------------------                                  ---------------------------
After January 1, 1997                                                        $2,500,000
  but on or prior to December 31, 1997

After January 1, 1998                                                        $3,750,000
  but on or prior to December 31, 1998

After January 1, 1999                                                        $5,312,500
  but on or prior to December 31, 1999

After January 1, 2000                                                        $6,375,000
  but on or prior to December 31, 2000

After January 1, 2001                                                        $7,225,000
  but on or prior to December 31, 2001

After January 1, 2002                                                        $8,200,000
  but on or prior to December 31, 2002

After January 1, 2003,                                                      $14,137,500
  but prior to December 31, 2003

                 "Revolving A Loan Commitment Reduction Date" means each March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 1997, provided that the last Revolving A Loan Commitment Reduction Date shall occur on December 31, 2003.

                 "Revolving A Loan Termination Date" shall mean December 31, 2003 or such earlier date as the Revolving A Loan Commitments of the Banks shall be terminated pursuant to the terms of this Agreement.

                 "Revolving A Notes" means the collective reference to the several promissory notes, each in substantially the form of Exhibit A-1 hereto, duly completed, executed and delivered to the Agent by the Company and payable to the order of each Bank in the amount of its original Revolving A Loan Commitment, as each such note may be amended, modified, supplemented, restated or replaced from time to time.

                 "Revolving B Loans" is defined in Section 2.2.

                 "Revolving B Loan Commitment" means, for each Bank, the obligation of such Bank to make Revolving B Loans in an aggregate principal amount at any time not exceeding the amount set forth opposite its name on
Schedule I hereto under the column titled "Revolving B Loan Commitment," as such amount shall be reduced from time to time pursuant to the terms of this Agreement.

                 "Revolving B Loan Commitment Reduction Amount" means, for each Revolving B Loan Commitment Reduction Date and subject to Section 2.8(h), the amount set forth opposite such Revolving B Loan Commitment Reduction Date:


On each Revolving B Loan                                              Revolving B Loan
Commitment Reduction Date Occurring:                                  Commitment Reduction Amount
------------------------------------                                  ---------------------------
After January 1, 1998                                                        $5,000,000
  but on or prior to December 31, 1998

After January 1, 1999                                                        $5,000,000
  but on or prior to December 31, 1999

After January 1, 2000                                                        $5,000,000
  but on or prior to December 31, 2000

After January 1, 2001                                                        $5,000,000
  but on or prior to December 31, 2001

After January 1, 2002                                                        $5,000,000
  but on or prior to December 31, 2002

After January 1, 2003                                                        $2,500,000
  but on and prior to December 31, 2003

                 "Revolving B Loan Commitment Reduction Date" means each March 31, June 30, September 30 and December 31 of each year, commencing with March, 31 1998, provided that the last Revolving B Loan Commitment Reduction Date shall occur on December 31, 2003.

                 "Revolving B Loan Termination Date" shall mean December 31, 2003 or such earlier date as the Revolving B Loan Commitments of the Banks shall be terminated pursuant to the terms of this Agreement.

                 "Revolving B Notes" means the collective reference to the several promissory notes, each in substantially the form of Exhibit A-2 hereto, duly completed, executed and delivered to the Agent by the Company and payable to the order of each Bank in the amount of its original Revolving B Loan Commitment, as each such note may be amended, modified, supplemented, restated or replaced from time to time.

                 "San Diego Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of February __, 1996 by and among Chesapeake Securities, Inc., Noble Broadcast of San Diego, Sports Radio, Inc., Noble Broadcast Center, Inc. and Nobro, relating to the purchase by Chesapeake Securities, Inc. of the San Diego Property as such agreement may be amended in accordance with the provisions of Section 6.30 hereof.

                 "San Diego Proceeds" means all Net Cash Proceeds realized from any transfer, sale or other disposition of (i) any assets of the Company or any of its Subsidiaries in (or around) San Diego, California, or with respect to is operations in (or around) San Diego, California which were purchased pursuant to the San Diego Asset Purchase Agreement, or (ii) the Company's or any of its Subsidiaries interest in the San Diego Asset Purchase Agreement.

                 "San Diego Property" means the office and studio building, land, towers, equipment, furniture and fixtures, contracts (including, without limitation, the Mexican Sales Agency Agreement) and employment agreements of Noble Broadcast of San Diego Sports Radio, Inc., Noble Broadcast Center, Inc. and Nobro.

                 "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

                 "Solvent" as to any Person shall mean that (i) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, will exceed its liabilities, including contingent liabilities, (ii) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and (iii) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

                 "Subsidiary" means (i) any corporation more than 50% of the voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company and/or by one or more of the Subsidiaries and (ii) any partnership, association, joint venture or other entity in which the Company and/or one or more of its Subsidiaries is either a general partner or has a 50% or more equity interest at the time.

                 "Subsidiary Guaranty" means a guaranty in substantially the form of Exhibit J hereto, duly completed, executed and delivered to the Agent by each Subsidiary (other than the Excluded Subsidiaries), as the same may be amended or modified and in effect from time to time.

                 "Subsidiary Mortgages" means, collectively, (i) the mortgages in substantially the form of Exhibits C-2, C-3, C-4 and C-5 hereto, duly completed, executed and delivered to the Agent by Jacor Broadcasting of Florida, Inc., Jacor Broadcasting of Tampa Bay, Inc., Jacor Broadcasting of Atlanta, Inc., Jacor Broadcasting of Colorado, Inc., and Jacor Broadcasting Corporation, covering the real property located in Duval County, Florida, Hillsborough County, Florida, St. Johns County, Florida, Manatee County, Florida, Fulton County, Georgia, Douglas County, Colorado, Weld County

Colorado and Warren County, Ohio, Hamilton Counnty, Ohio, respectively, and (ii) any other mortgage or deed of trust hereinafter delivered by a Subsidiary pursuant to Section 2.17, as each such mortgage or deed of trust may be amended, modified, supplemented or restated and in effect from time to time.

                 "Subsidiary Pledge Agreements" means, collectively, (i) a subsidiary primary pledge agreement in the form of Exhibit D-2 and Exhibit D-3, duly completed, executed and delivered to the Agent by Jacor Broadcasting of Atlanta, Inc. and Chesapeake Securities, Inc. respectively, (ii) a subsidiary secondary pledge agreement in the form of Exhibit D-4 and Exhibit D-5, duly completed, executed and delivered to the Agent by Jacor Broadcasting of Atlanta, Inc. and Chesapeake Securities, Inc., respectively, and (iii) any other subsidiary pledge agreement substantially in the form of Exhibit D-2 or D-4 hereto, as the case may be, duly completed, executed and delivered by a Subsidiary pursuant to Section 2.17, as the same may be amended, modified, supplemented or restated from time to time.

                 "Subsidiary Security Agreement" means a security agreement in substantially the form of Exhibit E-2 hereto, duly completed, executed and delivered to the Agent by each Subsidiary other than the Excluded Subsidiaries, as the same may be amended, modified, supplemented or restated and in effect from time to time.

                 "Subsidiary Trademark Agreements" means, collectively, (i) the subsidiary trademark security agreement in the form of Exhibit N-2, duly completed, executed and delivered to the Agent by Jacor Broadcasting of Tampa Bay, Inc. and (ii) any other subsidiary trademark security agreement substantially in the form of Exhibit N-2 hereto, duly completed, executed and delivered by a Subsidiary pursuant to Section 2.17, as the same may be amended, modified, supplemented or restated from time to time.

                 "Surviving Debt" is defined in Section 5.18(b).

                 "Total Debt" means, at any time of determination and without duplication, the sum of (i) the aggregate principal amount of the Loans and any due and unpaid interest thereon at such time and (ii) the principal component of Indebtedness of the Company and the Subsidiaries of the type set forth in the definition of "Indebtedness" contained herein.

                 "Transactions" is defined in Section 4.1(l).

                 "Transferee" is defined in Section 12.3.3.

                 "Unfunded Liabilities" means (i) in the case of Plans that are not Multiemployer Plans, the amount (if any) by which the present value of all benefit liabilities (as defined in Section 4001(a) of ERISA) under such Plan exceeds the fair market value of all Plan assets allocable to such benefit liabilities, all determined as of the then most recent valuation date for such Plan, and (ii) in the case of Multiemployer Plans, the withdrawal liability of the Company and the Subsidiaries.

                 "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

                 "Wholly-Owned Subsidiary" means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly-Owned Subsidiaries.

                 "Working Capital" shall mean at any time an amount equal to Current Assets minus Current Liabilities at such time.

                 "Z/C" means Zell/Chilmark Fund, L.P., a Delaware limited partnership and its successors and assigns.

                 The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                  ARTICLE II


                                 THE CREDITS

                 Section 1 Revolving A Loans.

                       (a) From and including the Closing Date to but excluding the Revolving A Loan Termination Date, each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make Loans to the Company from time to time (the "Revolving A Loans") in an aggregate amount outstanding at any time not to exceed its Revolving A Loan Commitment. The Revolving A Loan Commitment of each Bank shall be automatically and permanently reduced (i) on each Revolving A Loan Commitment Reduction Date in an amount equal to such Bank's Pro-Rata Share of the applicable Revolving A Loan Commitment Reduction Amount for such Revolving A Loan Commitment Reduction Date, and (ii) in accordance with the terms and provisions of Section 2.8(h).

                       (b) The Revolving A Loans shall be evidenced by the Revolving A Notes.

                       (c) The Revolving A Loans shall be Floating Rate Loans or, at the Company's option and subject to the terms hereof, Eurodollar Loans.

                       (d) Subject to the mandatory repayment obligations of the Company provided for in this Agreement, the Revolving A Loans shall be repaid to the Banks in full on the Revolving A Loan Termination Date. Within the limits and subject to the terms and conditions herein set forth, Revolving A Loans may be borrowed, repaid and reborrowed from time to time.

                       (e) The Company shall use the proceeds of the Revolving A Loans for the following purposes: (i) to repay its obligations with respect to the Existing Debt, (ii) for the purchase of the San Diego Property pursuant to the San Diego Asset Purchase Agreement, (iii) to purchase the Noble Warrants pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, and (iv) to repay Noble's existing indebtedness (A) under a credit agreement with Chase Manhattan, N.A. as agent, and (B) to Barclays Business Credit, Inc. (or its successor). In addition, the Revolving A Loans may be used for working capital and other general corporate purposes, and to the extent applicable pursuant to
Section 2.8(b), for Permitted Acquisitions during the Proceeds Application
Period.

                 Section 2 Revolving B Loans.

                       (a) From and including the Closing Date to but excluding the Revolving B Loan Termination Date, each Bank severally agrees, on the terms and subject to the conditions set forth in this Agreement, to make Loans to the Company from time to time (the "Revolving B Loans") in an aggregate amount outstanding at any time not to exceed its Revolving B Loan Commitment. The Revolving B Loan Commitment of each Bank shall be automatically and permanently reduced on each Revolving B Loan Commitment Reduction Date in an amount equal to such Bank's Pro-Rata Share of the applicable Revolving B Loan Commitment Reduction Amount for such Revolving B Loan Commitment Reduction Date.

                       (b) The Revolving B Loans shall be evidenced by the Revolving B Notes.

                       (c) The Revolving B Loans shall be Floating Rate Loans or, at the Company's option and subject to the terms hereof, Eurodollar Loans.

                       (d) Subject to the mandatory repayment obligations of the Company provided for in this Agreement, the Revolving B Loans shall be repaid to the Banks in full on the Revolving B Loan Termination Date. Within the limits and subject to the terms and conditions herein set forth, Revolving B Loans may be borrowed, repaid and reborrowed from time to time.

                       (e) The Company may use the proceeds of the Revolving B Loans to fund Permitted Acquisitions, Permitted Stock Repurchases, for working capital and other general corporate purposes, and to the extent applicable pursuant to Section 2.8(b), for Permitted Acquisitions during the Proceeds Application Period. Notwithstanding the foregoing, the Company shall only use up to $14,000,000 of the proceeds from the Revolving B Loans to purchase the Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement.

                 Section 3 Interest.

                       (a) The Company agrees to pay interest in respect of the unpaid principal amount of each Floating Rate Loan from the date of the making or conversion of such Loan until such Loan shall be paid in full at a rate per annum equal to the Floating Rate, such interest to be computed on the basis of a 365- or 366-day year, as appropriate.

                       (b) The Company agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of the making, continuation or conversion of such Loan until such Loan shall be paid in full at a rate per annum which shall be equal to the Eurodollar Rate, such interest to be computed on the basis of a 360-day year.

                       (c) In the event that, and for so long as, any Default shall have occurred and be continuing, the outstanding principal amount of all Loans and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at a rate per annum (the "Default Rate") equal to the sum of two percent (2%) plus the interest rate otherwise applicable hereunder to such principal amount in effect from time to time.

                       (d) Interest on each Loan shall accrue from and including the date of the borrowing thereof to but excluding the date of any repayment thereof (provided that any Loan borrowed and repaid on the same day shall accrue one day's interest) and shall be payable (i) in respect of each Floating Rate Loan, quarterly in arrears on the last day of each March, June, September and December of each year, commencing on March 31, 1996, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable to such Loan and, in the case of an Interest Period of six months, on the date occurring three months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) in the case of all Loans, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                 Section 4 Applicable Margin. The Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio at the end of each of the first three fiscal quarters and the fiscal year of the Company. The Leverage Ratio shall be determined (i) for the period from the Closing Date until the Company delivers its monthly financial statements for the period ending as at March 31, 1996, by determining Total Debt on the Closing Date after giving effect to the making of the Loans and the consummation of the other Transactions which are consummated on such date and by determining Operating Cash Flow for the twelve-month period ending December 31, 1995, (ii) in the case of determinations made with respect to the first three fiscal quarters of the Company's fiscal year thereafter, by reference to the monthly financial statements for the month ending on the last day of such fiscal quarter and the Compliance Certificate for such fiscal quarter delivered pursuant to Sections 6.1(b) and (d) and (iii) in the case of determinations made with respect to the last fiscal quarter of the Company's fiscal year, by reference to the financial statements and Compliance Certificate delivered by the Company pursuant to Sections 6.1(a) and (d), provided that for the purposes of clauses (i), (ii) and (iii) above, for all periods prior to the purchase of the Noble Stock pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, all calculations shall be made on a combined pro forma basis (excluding the Noble Denver Stations other than, to the extent applicable, the Noble Denver Stations which are subject to a Local Marketing Agreement) as if such Noble Stock had been purchased on or prior to the first day of such period, all as certified to by an Authorized Officer of the Company, and attaching to such certificate, combined pro forma financial statements in support of such calculations. The adjustment, if any, to the Applicable Margin shall be effective commencing on the fifth Business Day after the delivery of such quarterly or annual financial statements and Compliance Certificate and shall be effective only for the period subsequent to such date. In the event that the Company shall at any time fail to furnish to the Banks the financial statements and Compliance Certificate required to be delivered pursuant to Section 6.1(a),
(b) or (d), the maximum Applicable Margin shall apply until such time as such financial statements and Compliance Certificate are so delivered to the Agent.

                                                          Applicable Margin
                                                          -----------------
                                                       Floating      Eurodollar
Leverage Ratio                                           Rate           Rate
--------------                                         --------      ----------
Greater than or equal to 6.5:1.0                        1.750%         3.000%

Less than 6.5:1.0 but greater than or equal to          1.500%         2.750%
       6.25:1.00

Less than 6.25:1.0 but greater than or equal to         1.375%         2.625%
       6.0:1.0

Less than 6.0:1.0 but greater than or equal to          1.125%         2.375%
       5.5:1.0

Less than 5.5:1.0 but greater than or equal to          0.875%         2.125%
       5.0:1.0

Less than 5.0:1 but greater than or equal to            0.625%         1.875%
       4.5:1.0

Less than 4.5:1 but greater than or equal to            0.375%         1.625%
       4.0:1.0

Less than 4.0:1 but greater than or equal to            0.000%         1.250%
       3.5:1.0

Less than 3.5:1.0                                       0.000%         1.000%

                 Section 5 Borrowing Notice. Whenever the Company desires to borrow Revolving A Loans or Revolving B Loans hereunder, it shall give the Agent at or prior to 10:00 A.M., Chicago time, at least one Business Day's prior facsimile or telephonic notice (promptly confirmed in writing) of each Floating Rate Loan, and at least three Business Days' prior facsimile or telephonic notice (promptly confirmed in writing) of each Eurodollar Loan to be made hereunder. Each such notice (a "Borrowing Notice") shall be irrevocable and shall specify (i) the aggregate principal amount of the requested Loans, (ii) whether such Loans shall be Revolving A Loans or Revolving B Loans, (iii) the date of borrowing (which shall be a Business Day), and (iv) whether such Loans shall consist of Floating Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Promptly after its receipt of a Borrowing Notice, the Agent shall provide each Bank with a copy thereof and inform each Bank as to its Pro Rata Share of the Advance requested thereunder.

                 Section 6 Disbursement of Funds.

                       (a) No later than noon, Chicago time, on the date specified in each Borrowing Notice, each Bank will make available its Pro Rata Share of the Advance requested to be made on such date, in U.S. dollars and immediately available funds, to the Agent. After the Agent's receipt of the proceeds of such Loans, the Agent will make available to the Company the aggregate of the amounts so made available in the type of funds actually received.

                       (b) Unless the Agent shall have been notified by any Bank prior to the date of a borrowing that such Bank does not intend to make avail-able to the Agent its portion of the Loans to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date and the Agent in its sole discretion may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made such amount available to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company and the Company shall immediately repay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Company, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to, with respect to the Company, the then applicable rate of interest, calculated in accordance with Section 2.3, for the respective Loans and with respect to the Banks, the Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Agent may apply all funds received from the Company and proceeds of Collateral available for the payment of any Obligations first to repay any amount owing by any Bank to the Agent as a result of such Bank's failure to fund its Loans hereunder.

                 Section 7 Interest Periods, etc.

                       (a) The Company shall, in each Borrowing Notice or Conversion/Continuation Notice in respect of the making of, conversion into or continuation of a Eurodollar Loan, select the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Company, be either a one-month, two- month, three-month or six-month period, provided that:

                       (i) the initial Interest Period for any Eurodollar Loan shall commence on the date of the making of such Loan (including the date of any conversion from a Floating Rate Loan) and each Interest Period occurring thereafter in respect of such Loan shall commence on the date on which the next preceding Interest Period expires;

                       (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                       (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                       (iv) no Interest Period in respect of any Revolving A Loan or Revolving B Loan shall extend beyond the Revolving A Loan Termi-nation Date or the Revolving B Loan Termination Date, as the case may be; and

                       (v) no Interest Period applicable to any Revolving A Loan or Revolving B Loan shall extend beyond any Revolving A Loan Commitment Reduction Date or Revolving B Loan Commitment Reduction Date, respec-tively, unless the aggregate principal amount of Revolving A Loans or Revolving B Loans, respectively, represented by Floating Rate Loans or by Fixed Rate Loans having Interest Periods which will not expire on or before such date equals or is less than the amount of the Revolving A Loan Commitment or Revolving B Loan Commitment, respectively, in effect immediately after the Revolving A Loan Commitment Reduction Date or Revolving B Loan Commitment Reduction Date, respectively.

                       (b) If upon the expiration of any Interest Period, the Company has failed to repay the Eurodollar Loans expiring on such day or has failed to elect a new Interest Period to be applicable to the respective Eurodollar Loan as provided above, the Company shall be deemed to have elected to convert such Eurodollar Loans into Floating Rate Loans effective as of the expiration date of such current Interest Period.

                       (c) Notwithstanding anything contained herein to the contrary, the Company may not borrow any Eurodollar Loan if, at the time of such borrowing, a Default or Unmatured Default shall have occurred and be continuing on such date either before or after giving effect to the borrowing.

                 Section 8 Mandatory Principal Payments.

                       (a) If on any day the aggregate principal amount of the Revolving A Loans or the Revolving B Loans then outstanding exceeds the Aggregate Revolving A Loan Commitment or the Aggregate Revolving B Loan Commitment, respectively, the Company shall immediately repay the Revolving A Loans or the Revolving B Loans, as the case may be, in an amount equal to such excess.

                       (b) Promptly, but in any event within two Business Days after the sale, transfer or other disposition after the Closing Date (including, without limitation, any disposition accomplished by way of a merger or a series of transactions) of any property, asset or business (including, without limitation, any Radio Station) to any Person other than the Company or any Subsidiary (excluding any sale, transfer or other disposition of (A) inventory in the ordinary course of business, and (B) used, worn-out or obsolete equipment no longer useful to the business in the ordinary course of business to the extent that an amount equal to the net cash proceeds realized therefrom is used to purchase replacement or substitute equipment within 180 days), the Company shall make a mandatory payment in respect of the Obligations in an amount equal to 100% of the net cash proceeds (after taxes, reasonable fees and reasonable expenses incurred directly in connection therewith) realized from such sales, transfers or other dispositions occurring after the Closing

Date, all as certified to by an Authorized Officer of the Company (collectively, "Net Cash Proceeds"). Notwithstanding the foregoing mandatory prepayment, in connection with a Permitted Acquisition during the Proceeds Application Period, the Company may deliver a Borrowing Notice pursuant to which the Company may request a Revolving A Loan in an amount up to the amount of Net Cash Proceeds (less any Denver Proceeds and any San Diego Proceeds included in such Net Cash Proceeds) realized from any transfer, sale or other disposition, which amount shall be applied solely to fund a Permitted Acquisition (the "Reserved Proceeds Amount"). To the extent that the requested Reserved Proceeds Amount is in excess of the then remaining Aggregate Revolving A Loan Commitment (the amount by which such request exceeds the remaining Aggregate Revolving A Loan Commitment, the "Shortfall Amount"), the Company may include in the Borrowing Notice a request for a Revolving B Loan in the amount of such Shortfall Amount. Any such request pursuant to this Section 2.8(b) for a Revolving A Loan, and to the extent applicable, a Revolving B Loan, in an aggregate principal amount up to the Reserved Proceeds Amount, shall be subject to all other terms and provisions of this Agreement, including, without limitation, the other provisions of this
Article II and the satisfaction of the conditions to all Loans set forth in
Section 4.2 hereof. All mandatory payments of the Obligations made pursuant to this subsection (b) shall be applied as set forth in subsection (h) below.

                       (c) Within two Business days of the receipt by the Company or any Subsidiary of any proceeds from the Mexican Guaranty, the Company shall make a mandatory prepayment in an amount equal to 100% of the net cash proceeds (after taxes, reasonable fees and reasonable expenses incurred directly in connection therewith) realized from such Mexican Guaranty, all as certified to by an Authorized Officer of the Company (the "Mexican Guaranty Proceeds"). Any prepayment of the Obligations pursuant to this subsection (c) shall be applied as set forth in subsection (h) below.

                       (d) Within seven Business Days of (i) the receipt by the Company or any of its Subsidiaries of any Equity Cash Proceeds in excess of $2,000,000 during any fiscal year, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to up to 50% of such Equity Cash Proceeds until such time as the amount of such mandatory prepayment, after giving effect to such mandatory prepayment, shall cause the Leverage Ratio of the Company to be equal to (or less than) 5.0 to 1.0., or (ii) the receipt by the Company or any of its Subsidiaries of any Debt Cash Proceeds, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 100% of such Debt Cash Proceeds. Any prepayment of the Obligations pursuant to this subsection (d) shall be applied as set forth in subsection (h) below.

                       (e) Within 90 days of the end of any fiscal year of the Company, commencing with the fiscal year ending December 31, 1997, the Company shall make a mandatory prepayment with respect to the Obligations in an amount equal to 50% of the Excess Cash Flow of the Company, provided, however, with respect to Excess Cash Flow, no such mandatory prepayment shall be required if, for the previous two consecutive quarters, the Leverage Ratio of the Company shall have been less than 4.0 to 1.00. Any prepayment of the Obligations pursuant to this subsection (e) shall be applied as set forth in subsection (h) below.

                       (f) For the purposes of determining Net Cash Proceeds, Mexican Guaranty Proceeds, Equity Cash Proceeds and Debt Cash Proceeds, the Company or a Subsidiary shall be deemed to have received in cash the aggregate amount of all payments received by the Company or any Subsidiary on any contract, promissory note or other instrument taken or effected in connection with any sale, transfer or other disposition of any property asset or business or equity securities, as the case may be, at the time such cash payment is received.

                       (g) The Company shall make a mandatory payment with respect to the Obligations in an amount equal to any proceeds received by the Company or any Subsidiary from damage, boiler, machinery and business interruption insurance or from any condemnation claim or award if and to the extent that such proceeds, claims or awards are not promptly applied to the restoration, repair or replacement of the properties so affected, and in any event to the extent that such proceeds, claims or awards have not been so applied in full within 180 days. Within two Business Days of receipt of any tax refund by the Company or any Subsidiary, the Company shall make a mandatory payment with respect to the Obligations in an amount equal to any proceeds from such tax refund. Any prepayment of the Obligations pursuant to this subsection
(g) shall be applied as set forth in subsection (h) below.

                       (h) Mandatory payments made pursuant to subsections (b),
(c), (d), (e) and (g) of this Section 2.8 shall be applied first to repay the Revolving A Loans until the Revolving A Loans are paid in full, second to repay the Revolving B Loans until the Revolving B Loans are repaid in full and third to all other outstanding Obligations. Simultaneously with any mandatory repayment of the Revolving A Loans, each Bank's Revolving A Loan Commitment shall, (i) with respect to any such mandatory prepayment (other than pursuant
Section 2.8(b)), be permanently reduced, or (ii) in the case of a mandatory repayment pursuant to Section 2.8(b), be temporarily suspended, in each case, in an amount equal to such Bank's Pro Rata Share of such prepayment, and the Revolving A Loan Commitment Reduction Amount for each Revolving A Loan Commitment Reduction Date occurring after the date of such mandatory payment shall be reduced in an amount equal to the product of the amount of such mandatory payment times the ratio (expressed as a percentage) that such Revolving A Loan Commitment Reduction Amount bears to the sum of all of the Revolving A Loan Commitment Reduction Amounts remaining prior to the Revolving A Loan Termination Date. If during the Proceeds Application Period the Company delivers a Borrowing Notice pursuant to Section 2.8(b) in connection with a Permitted Acquisition, the temporary suspension of each Bank's Revolving A Loan Commitment shall be released in an amount equal to such Bank's Pro Rata Share of the Reserved Proceeds Amount, provided that such release of such temporary suspension shall not cause any Bank's Revolving A Loan Commitment to exceed the amount of such Bank's Revolving A Loan Commitment at such time after giving effect to any scheduled reductions of such Bank's Revolving A Loan Commitment pursuant to the terms of this Agreement. In connection with the release of the suspension of each Bank's Revolving A Loan Commitment pursuant to the immediately preceding sentence, the Revolving A Loan Commitment Reduction Amount for each Revolving A Loan Commitment Reduction Date occurring after the date of such release shall be proportionally readjusted based upon the Reserved Proceeds Amount which will be borrowed as a Revolving A Loan. Upon the expiration of any Proceeds Application Period, the temporary suspension of each Bank's Revolving A Loan Commitment referred to in the second sentence of this Section 2.8(h) shall become permanent with respect to each Bank's Pro Rata Share of the unused portion (if any) of the Reserved Proceeds Amount relating to such Proceeds Application Period. Simultaneously with any mandatory repayment of the Revolving B Loans, each Bank's Revolving B Loan Commitment shall be permanently reduced in an amount equal to such Bank's Pro Rata Share of such prepayment, and the Revolving B Loan Commitment Reduction Amount for each Revolving B Loan Commitment Reduction Date occurring after the date of such mandatory payment shall be reduced in an amount equal to the product of (i) the amount of such mandatory payment times the ratio (expressed as a percentage) that such Revolving B Loan Commitment Reduction Amount bears to the sum of all of the Revolving B Loan Commitment Reduction Amounts remaining prior to the Revolving B Loan Termination Date.

                       (i) Mandatory payments made pursuant to this Section 2.8 of the Revolving A Loans or of the Revolving B Loans shall be accomplished by the payment first of such Loans or portion thereof constituting Floating Rate Loans and second by the payment of such Loans or portion thereof constituting Eurodollar Rate Loans.

                 Section 9 Optional Principal Payments and Reductions of Commitments.

                       (a) The Company may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000, or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances, upon one Business Day's prior notice to the Agent, without penalty or premium. The Company may from time to time pay all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000, or any integral multiple thereof, any portion of the outstanding Eurodollar Advances, upon one Business Day's prior written notice to the Agent, provided, however, (i) such optional prepayment shall only be made on the last day of the Interest Period relevant to such Eurodollar Advances, and (ii) after giving effect to such optional prepayment, each outstanding Eurodollar Advance shall be in a minimum amount of $1,500,000.

                       (b) Upon at least one Business Day's prior irrevocable written notice to the Agent (which notice the Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to permanently reduce each Bank's Pro Rata Share of the Aggregate Revolving A Loan Commitment or the Aggregate Revolving B Loan Commitment, provided that any such partial reduction shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                 Section 10 Method and Place of Payment.

                       (a) Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Notes shall be made to the Agent for the account of the Banks entitled thereto not later than 12:00 noon, Chicago time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at the Agent's office specified pursuant to Article XIII, and any funds received by the Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Agent shall thereafter cause to be distributed on the date of receipt thereof to each Bank in like funds its Pro Rata Share of payments so received.

                       (b) Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                       (c) All payments made by the Company hereunder and under the other Loan Documents shall be made irrespective of, and without any reduction for, any setoff or counterclaims.

                 Section 11 Fees. (a) The Company agrees to pay to the Agent for the account of the Persons entitled thereto, fees in the amounts and at the times set forth in the Fee Letter.

                       (b) The Company agrees to pay to the Agent for the pro-rata account of the Banks in accordance with their respective Commitments a commitment fee, computed at the Applicable Rate on the average daily unused portion of the Aggregate Commitment until the Aggregate Commitments have been terminated, payable quarterly in arrears and on the Revolving A Loan Termination Date and the Revolving B Loan Termination Date, as the case may be, or such earlier date, if any, on which the Aggregate Commitments shall terminate in accordance with the terms hereof and calculated on the basis of a 365- or 366-day year, as appropriate, for the number of actual days elapsed. For the purposes of calculating the average daily unused portion of the Aggregate Commitments, the Revolving A Loan Commitment shall not be deemed to be reduced by any Net Cash Proceeds applied to any mandatory prepayment pursuant to Section 2.8(b) hereof until such time as the Proceeds Application Period relating to such Net Cash Proceeds has expired.

                 Section 12 Notes; Recordkeeping. Each Bank is hereby authorized to record the principal amount of its Revolving A Loans and its Revolving B Loans and each repayment thereof on the schedule attached to its applicable Note or to record the same on its book and records and the Company agrees that such schedules or books and records shall constitute binding and conclusive evidence of the accuracy of the information contained therein absent manifest error, provided, however, that the failure of any Bank to so record such information shall not affect the Company's obligations hereunder or under such Notes.

                 Section 13 Minimum Advances. Each Floating Rate Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 in excess thereof, provided, that any Floating Rate Advance may be in the amount of the unused Aggregate Revolving A Loan Commitment or the Aggregate Revolving B Loan Commitment, as the case may be. Each Eurodollar Rate Advance and all conversions to and continuations of Eurodollar Loans shall be in a minimum amount of $2,000,000 or in an integral multiple of $1,000,000 in excess thereof, provided that at no time may there be more than twelve (12) Eurodollar Rate Advances outstanding at any time.

                 Section 14 Eurodollar Rate Conversion and Continuation.

                       (a) Subject to the other provisions hereof, the Company shall have the option (i) to convert at any time all or any part of outstanding Floating Rate Loans which comprise part of the same Advance to Eurodollar Loans,
(ii) to convert all or any part of outstanding Eurodollar Loans which comprise part of the same Advance to Floating Rate Loans, on the expiration date of the Interest Period applicable thereto, or (iii) to continue all or any part of outstanding Eurodollar Loans which comprise part of the same Advance as Eurodollar Loans for an additional Interest Period, on the expiration of the Interest Period applicable thereto; provided that no Loan may be continued as, or converted into, a Eurodollar Loan when any Default or Unmatured Default has occurred and is continuing.

                       (b) In order to elect to convert or continue a Loan under this Section 2.14, the Company shall deliver an irrevocable notice thereof (a "Conversion/Continuation Notice") to the Agent no later than 10:00 A.M., Chicago time, (i) at least one Business Day in advance of the proposed conversion date in the case of a conversion to a Floating Rate Loan and (ii) at least three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Loan. A Conversion/Continuation Notice shall specify (w) the requested conversion or continuation date (which shall be a Business Day), (x) the amount and the type of Loan to be converted or continued, (y) whether a conversion or continuation is requested, and (z) in the case of a conversion to, or a continuation of, a Eurodollar Loan, the requested Interest Period. Promptly after receipt of a Conversion/Continuation Notice under this Section 2.14(b), the Agent shall provide each Bank with a copy thereof.

                 Section 15 Lending Offices. Each Bank may book all or any portion of any Loan at any Lending Office selected by such Bank and may change its Lending Office from time to time. All terms of this Agreement shall apply to any such Lending Office and the Notes shall be deemed held by each Bank for the benefit of such Lending Office. Each Bank may, by written or telex notice to the Agent and the Company, designate a Lending Office through which and for whose account payments in respect of the Obligations are to be made.

                 Section 16 Non-Receipt of Funds by the Agent. Unless the Company notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of a payment of principal, interest or fees to the Agent for the account of the Banks, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If the Company has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate.

                 Section 17 Collateral Security.

                       (a) As security for the payment of the Obligations, the Company shall cause to be granted to the Agent, for the ratable benefit of the Banks, a Lien on and security interest in all of the following, whether now or hereafter existing or acquired: (i) all of the shares of capital stock of the Subsidiaries now or hereafter directly owned by the Company and all proceeds thereof, all as more specifically described in the Company Pledge Agreement;
(ii) certain of the assets of the Company and all proceeds thereof, all as more specifically described in the Company Security Agreement, the Company Trademark Agreement, the Company Mortgages, the Noble Document Assignment, the Mexican Assignment Agreements, and each Joint Sales Agreement Assignment and Local Marketing Agreement Assignment to which the Company is a party; and (iii) certain of the assets of the Subsidiaries now or hereafter directly or indirectly owned by the Company and all proceeds thereof, all as more specifically described in the Subsidiary Security Agreement, the Subsidiary Trademark Agreement, the Subsidiary Pledge Agreements, the Subsidiary Mortgages, each Joint Sales Agreement Assignment and each Local Marketing Agreement Assignment to which each Subsidiary is a party.

                       (b) Concurrently with the consummation of any Permitted Acquisition or the formation of any new Subsidiary of the Company which is permitted hereunder, the Company shall

                           (vi) in the case of a Permitted Acquisition of stock by the Company or any Subsidiary or the formation of a new Subsidiary: (A) deliver or cause to be delivered to the Agent all of the certificates representing the capital stock (or other instruments or securities evidencing ownership) of such new Subsidiary which is being acquired or formed, beneficially owned by the Company or such Subsidiary, as additional collateral for the Obligations, to be held by the Agent in accordance with the terms of the Company Pledge Agreement or a Subsidiary Pledge Agreement, as the case may be; and (B) cause such new Subsidiary which is being acquired or formed to deliver to the Agent (1) duly executed counterpart signature pages to each of the Subsidiary Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, in the forms attached respectively thereto as Annex I, together with the authorization to the Agent and the Banks to attach such signature pages to the Subsidiary Guaranty, the Subsidiary Security Agreement and the Intercompany Security Agreement, respectively, the effect of which shall be that as of the date set forth on such signature pages such new Subsidiary shall become a party to each such agreement and be bound by the terms thereof, (2) if such Subsidiary owns any capital stock of any other Subsidiary, a Subsidiary Pledge Agreement, (3) if such Subsidiary owns any U.S. registered trademarks, a Subsidiary Trademark Agreement, (4) an Intercompany Demand Note, duly endorsed, pledged and delivered to the Agent under the Company Pledge Agreement, (5) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the Collateral being pledged by such new Subsidiary pursuant to the Subsidiary Security Agreement and (6) unless otherwise agreed to in writing by the Required Banks, a Subsidiary Mortgage, together with such title insurance policies, surveys and 5 appraisals as the Required Banks may have reasonably requested;

                           (vii) in the case of a Permitted Acquisition of assets by the Company or any Subsidiary, deliver or cause to be delivered by the Company or such Subsidiary acquiring such assets, (A) such Uniform Commercial Code financing statements as shall be required to perfect the security interest of the Agent and the Banks in the assets being so acquired and (B) unless otherwise agreed to in writing by the Required Banks, a Company Mortgage or Subsidiary Mortgage, as the case may be, together with such title insurance policies, surveys and appraisals as the Required Banks may have reasonably requested; and

                           (viii) in any case, provide such other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Required Banks, articles of incorporation, by-laws and resolutions, which in the reasonable opinion of the Required Banks is necessary or advisable in connection with such Permitted Acquisition or formation of such new Subsidiary.

                 Section 18 Further Assistance. In connection with any exercise by the Agent or any Bank of its rights and remedies under the Collateral Documents, it may be necessary to obtain the prior consent or approval of certain Persons, including but not limited to the FCC and other public utility regulatory agencies and governmental authorities. Upon the exercise by the Agent or any Bank of any power, right, privilege or remedy pursuant to any Collateral Document, applicable law or otherwise which requires any consent, approval, registration, qualification or authorization of any Person, the Company will, upon request by the Agent, execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, and other documents and papers that the Agent or such Bank determine may be required to obtain for such consent, approval, registration, qualification or authorization. Without limiting the generality of the foregoing, the Company will use its best efforts to obtain from the appropriate Persons the necessary consents and approvals, if any: (1) for the transfer of control, if required for the effectuation of clause
(2) below, to the Agent, the Banks or their respective nominees or transferees upon the occurrence of a Default, of any permit, license or authorization in respect of the operation of any Radio Station; (2) for the effectuation of any sale or sales of Pledged Stock (as defined in the Company Pledge Agreement and/or the Subsidiary Pledge Agreements) upon the occurrence of a Default; and
(3) for the exercise of any other right or remedy of the Agent or any Bank under any Collateral Document, applicable law or otherwise. The Agent and the Banks will cooperate with the Company in preparing the filing with the FCC and any other Persons of all requisite applications required to be obtained by the Company under this Section 2.18.

                                 ARTICLE III


                           CHANGE IN CIRCUMSTANCES

                 Section 1 Yield Protection. If any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any regulatory interpretation thereof, or compliance of any Bank with such (which has been adopted or changed after the date hereof),

                           (i) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Office (other than reserves and assessments taken into account in determining the interest rate applicable to any Eurodollar Loan), or

                           (ii) imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Office of making, funding or maintaining any Eurodollar Loan or reduces any amount receivable by any Bank or any applicable Lending Office in connection with any such Eurodollar Loan, or requires any Bank or any applicable Lending Office to make any payment calculated by reference to the amount of any Eurodollar Loan made or interest received by it, by an amount deemed material by such Bank, or

                           (iii) affects the amount of capital required or expected to be maintained by any Bank or Lending Office or any corporation controlling any Bank and such Bank determines the amount of capital required is increased by or based upon the existence of this Agreement, the Loans or of commitments of this type, then, within 15 days of demand by such Bank made together with the presentation to the Company of a certificate of such Bank complying with Section 3.5 hereof, the Company shall pay such Bank that portion of such increased expense incurred (including, in the case of Section 3.1(iii), any reduction in the rate of return on capital to an amount below that which it could have achieved but for such change in regulation after taking into account such Bank's policies as to capital adequacy) or reduction in an amount received which such Bank reasonably determines is attributable to making, funding and maintaining its Obligations.

                 3.2. Taxes.

                       (a) Except as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions, or withholdings, imposed, levied, collected, withheld or assessed by any Governmental Authority after the Closing Date as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of such Governmental Authority, but excluding (i) net income, franchise and branch profits taxes, imposed on the Agent or a Bank by
(x) the United States of America or any taxing authority thereof or therein, (y) the jurisdiction under the laws of which the Agent or such Bank is organized or in which it has its principal office or is managed and controlled or any political subdivision or taxing authority thereof or therein, or (z) any jurisdiction in which the Lending Office of any Bank making and maintaining Loans to the Company, is located or any political subdivision or taxing authority thereof or therein, and (ii) any taxes, levies, imposts, duties, charges, fees, deductions or withholdings arising after the date of this Agreement, solely as the immediate result of such Bank (x) changing its designated Lending Office as of the Closing Date to a Lending Office located in any other jurisdiction or (y) designating an additional Lending Office located in any other jurisdiction (such non-excluded taxes, levies, imposts, duties, charges, fees, deduction and withholdings being called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Taxes, including Taxes attributable to such increase, and free and clear of all liability, including, without limitation, interest and penalties, in respect of such Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Company, as promptly as possible thereafter, the Company shall pay such Taxes. If the Company fails to pay Taxes when due to the appropriate taxing authority the Company shall indemnify the Agent and the Bank for any incremental Taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure together with any expenses payable by the Agent or Bank in connection therewith. If the Company is required to make any additional payment to the Agent or any Bank pursuant to this Section 3.2, and any such Bank receives, or is entitled to receive, a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of, or calculated with reference to the Taxes giving rise to such payment, such Bank shall, within a reasonable time of the earlier of the date that it receives or is entitled to receive such credit, relief, remission or repayment, use its reasonable efforts to reimburse the Company the amount of any such credit, relief, remission or repayment to the extent not inconsistent with such Bank's internal policies. If any Taxes constituting a withholding tax of the United States of America or any other Governmental Authority shall be or become applicable, after the Closing Date, to such payments by the Company to a Bank, such Bank shall to the extent not inconsistent with such Bank's internal policies use its reasonable efforts to make, fund and maintain its Loans through a Lending Office of such Bank located in another jurisdiction so as to reduce the Company's liability hereunder, and if, as determined by such Bank, in its sole discretion, the making, funding or maintenance of such Loans through such other Lending Office does not otherwise materially adversely affect such Loans or such Bank.

                       (b) Prior to or at the Closing Date, (i) each Bank that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Agent (and the Agent agrees that it will deliver to the Company) two duly completed copies of the United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) each Bank will deliver to the Agent (and the Agent will deliver to the Company) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Bank which delivers to the Company and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes, if requested by the Company, to deliver to the Company and the Agent two further copies of said statement or Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Company, and such extension or renewals thereof as may reasonably be requested by the Company, certifying in the case of a Form 1001 or 4224 that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such case any change in treaty, law or regulation has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent a Bank or the Agent from duly completing and delivering any such statement or form with respect to it and such Bank or Agent advises the Company that it is not capable of receiving payments without any deduction or withholding of United States federal income tax and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. The Company shall not be required to pay any increased amount on account of Taxes pursuant to this Section 3.2 to any Bank, Transferee or Agent that fails to furnish any form or statement that it was required to furnish in accordance with this Section 3.2 or Section 12.3.4, and, to the extent required by law, the Company shall be entitled to deduct Taxes from the payments owed to such Bank, Transferee or Agent.

                 3.3. Availability of Rate Options. If any Bank determines that maintenance of its Eurodollar Loans at a suitable Lending Office would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or determines that (i) deposits of a type and maturity appropriate to match fund any Eurodollar Loan are not available or (ii) the Eurodollar Rate does not accurately reflect the cost of making or maintaining any Eurodollar Loan, then (unless such unavailability or inaccuracy results solely from a deterioration in the creditworthiness of such Bank subsequent to the date hereof) the Agent shall suspend the availability of Eurodollar Loans from such Bank and require the interest rate applicable to any Eurodollar Loan by such Bank then outstanding to be changed to the Floating Rate.

                 3.4. Funding Indemnification. If any payment in respect of any Eurodollar Loan occurs on a date which is not the last day of the applicable Eurodollar Interest Period, whether because of acceleration, prepayment or otherwise, if an Advance related to, or conversion from or into or in continuation of, Eurodollar Loans does not occur on a date specified therefor in a Borrowing Notice or a Conversion/Continuation Notice the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom upon request by such Bank accompanied by a certificate complying with Section 3.5 below.

                 3.5. Bank Certificates; Survival of Indemnity. To the extent reasonably possible, so long as the Company has any liquidated liability to any Bank under Section 3.1, such Bank shall designate an alternate Lending Office with respect to its Eurodollar Loans to reduce any such liability, so long as such designation is not disadvantageous to such Bank. A certificate of a Bank as to the amount due under Section 3.1 or 3.4 (which certificate shall, if so requested by the Company, include an explanation of the basis used by such Bank in calculating such amount) shall be delivered within 120 days after a responsible account officer of the Bank obtains actual knowledge of the event giving rise thereto and shall be final, conclusive and binding on the Company in the absence of manifest error. Determination of amounts payable under such Sections in connection with any Bank's Eurodollar Loans shall be calculated as though each Bank funded its Pro Rata Share of any Eurodollar Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Eurodollar Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1 and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                  ARTICLE IV


                             CONDITIONS PRECEDENT

                 Section 1 Conditions Precedent to Initial Loans. The obligations of the Banks to make their initial Loans hereunder are subject to the satisfaction on the Closing Date of the following conditions precedent:

                       (a) Loan Documents.

                           (i) Credit Agreement. The Company shall have duly executed and delivered this Agreement to the Agent.

                           (ii) Notes. The Company shall have duly executed and delivered to each of the Banks the appropriate Revolving A Note and Revolving B Note in the amount, maturity and as otherwise provided herein.

                           (iii) Company Security Agreement. The Company shall have duly executed and delivered to the Agent the Company Security Agreement.

                           (iv) Company Pledge Agreement. The Company shall have duly executed and delivered to the Agent the Company Pledge Agreement.

                           (v) Company Trademark Agreement. The Company shall have duly executed and delivered to the Agent the Company Trademark Agreement.

                           (vi) Subsidiary Guaranty. Each Subsidiary (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Agent the Subsidiary Guaranty.

                           (vii) Subsidiary Security Agreement. Each
     Subsidiary (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Agent the Subsidiary Security Agreement.

                           (viii) Subsidiary Pledge Agreements. Each of Jacor Broadcasting of Atlanta, Inc. and Chesapeake Securities, Inc. shall have duly executed and delivered to the Agent a Subsidiary Pledge Agreement.

                           (ix) Subsidiary Trademark Agreement. Jacor
     Broadcasting of Tampa Bay, Inc. shall have duly executed and delivered to the Agent the Subsidiary Trademark Agreement.

                           (x) Subsidiary Mortgages. Each appropriate Subsidiary shall have duly executed and delivered to the Agent each Subsidiary Mortgage.

                           (xi) Intercompany Demand Notes. Each of the Sub-sidiaries (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Company the Intercompany Demand Note to which it is a party, and the Company shall have delivered each such Intercompany Demand Note, duly endorsed in blank, to the Agent pursuant to the terms of the Company Pledge Agreement.

                           (xii) Intercompany Security Agreement. Each of the Subsidiaries (other than the Excluded Subsidiaries) shall have duly executed and delivered to the Company the Intercompany Security Agreement.

                           (xiii) Fee Letter. The Company shall have duly executed and delivered to the Agent a fee letter in form and substance satisfactory to the Agent and the Banks (the "Fee Letter").

                           (xiv) Noble Document Assignment. The Company shall have duly executed and delivered to the Agent, and Noble shall have duly acknowledged, the Noble Document Assignment.

                           (xv) Joint Sale Agreement Assignment. The Company shall have duly executed and delivered to the Agent a Joint Sales Agreement Assignment with respect to each Joint Sales Agreement.

                           (xvi) Local Marketing Agreement Assignment. The Company shall have duly executed and delivered to the Agent, a Local Marketing Agreement Assignment with respect to each Local Marketing Assignment Agreement.

                           (xvii) Mexican Assignment Agreements. Each of the Mexican Assignment Agreements shall have been duly executed by the applicable parties thereto and delivered to the Agent.

                       (b) Opinions of Counsel.

                           (xviii) The Agent and each Bank shall have received a legal opinion, each dated the Closing Date, from Graydon, Head and Ritchey and Rosenberg & Liebentritt, each counsel to the Company and the Subsidiaries, substantially in the forms set forth as Exhibits K-1 and K-2 hereto, respectively.

                           (xix) The Agent and each Bank shall have received a legal opinion, dated the Closing Date, from FCC counsel to the Company and the

     Subsidiaries, substantially in the form set forth as Exhibit K-3 hereto.

                           (xx) The Agent and each Bank shall have received legal opinions, each dated the Closing Date, from counsel to the Company and/or the Subsidiaries in the States of Georgia, Florida, Tennessee, Colorado and California, each substantially in the form set forth as Exhibits K-4 through K-9 hereto, respectively.

                           (xxi) The Agent and each Bank shall have received a legal opinion, dated the Closing Date, from Juan Gonzalez, Mexican counsel to the Company substantially in the form set forth as Exhibit K-10.

                       (c) Noble Documents and Mexican Documents. The Agent and each Bank shall have received a certificate from an Authorized Officer of the Company, dated the Closing Date, certifying the accuracy and completeness of the attached duly executed copies of each of the Noble Documents, each of the Mexican Documents and each of the Employment Agreements, which agreements shall be in form and substance satisfactory to the Agent and each Bank. Except as set forth on Schedule 4.1(c)(I) hereof, all of the conditions precedent set forth in, and all of the transactions to be effectuated on the Closing Date pursuant to the terms and provisions of, each of the Noble Documents, the Mexican Documents and the Employment Agreements shall have occurred. The Agent shall have received evidence satisfactory to the Agent and the Banks and their respective counsel that (i) all of the Noble Existing Indebtedness shall have been paid, or concurrently with the making of the initial Loans hereunder will have been paid, (ii) all agreements, instruments or other documents governing or evidencing the Noble Existing Indebtedness shall have been, or concurrently with the making of the initial Loans hereunder will be, terminated and (iii) all Liens granted to secure the existing Indebtedness of Noble (other than the Liens permitted by the Noble-Company Credit Agreement which Liens are set forth on
Schedule 4(c)(II) hereto) shall have been, or concurrently with the making of the initial Loans hereunder will be, released.

                       (d) Corporate Documents and Corporate Structure. The Agent and each Bank shall have received copies of the certificate of incorporation of the Company and each Subsidiary (other than the Excluded Subsidiaries), each as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the appropriate Secretary of State as of a date not more than 90 days prior to the Closing Date (or, in the case of the Company, 15 days), together with a copy of a good standing certificate from each such Secretary of State and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which each of them is required to be qualified to transact business, each to be dated a date not more than 90 days prior to the Closing Date (or, in the case of the Company, 15 days). The Agent shall have received a corporate structure chart with respect to the Company and all of its Subsidiaries (such corporate structure chart to be certified by a duly Authorized Officer of the Company) and such corporate structure of the Company and its Subsidiaries shall be satisfactory to the Banks.

                       (e) Certified Resolutions, etc. The Agent and each Bank shall have received a certificate of the Secretary or Assistant Secretary of each of the Company and each Subsidiary (other than the Excluded Subsidiaries) dated the Closing Date certifying (i) the names and true signatures of the incumbent officers of such Person authorized to sign the applicable Loan Documents, (ii) the bylaws of such Person as in effect on the Closing Date,
(iii) the resolutions of such Person's Board of Directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such Person and (iv) that there have been no changes in the certificate of incorporation of such Person since the date of the most recent certification thereof by the appropriate Secretary of State.

                       (f) Governmental Consents, Approvals, etc. Except as set forth in Schedule 4.1(x) hereto, the Agent shall have received evidence satisfactory to the Agent and the Banks and their respective counsel that the Company and the Subsidiaries shall have made all applications, filings and registrations with, or obtained all necessary approvals, orders, authorizations, consents, licenses, certificates and permits from, the FCC and other federal, state and local regulatory or governmental bodies and authorities that are or may be required prerequisites to the validity, enforceability or nonvoidability of the Loan Documents or the pledge of the capital stock of the Subsidiaries required to be delivered pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements (except to the extent that the exercise by the Agent of its rights under the Collateral Documents after a Default may require the consent of the FCC pursuant to Section 310 of the Communications Act of 1934, as amended), and the Agent and the Banks shall have received copies of each such filing, registration, approval, order, authorization, consent, license, certificate and permit.

                       (g) Existing Debt. The Agent shall have received evidence satisfactory to the Agent and the Banks and their respective counsel that (i) the Company and the Subsidiaries shall have paid, or concurrently with the making of the initial Loans hereunder will pay, in full the Existing Debt (other than Surviving Debt), (ii) all agreements, instruments or other documents governing or evidencing the Existing Debt shall have been, or concurrently with the making of the initial Loans hereunder will be, terminated and (iii) all Liens granted to secure the Existing Debt (other than Surviving Debt) shall have been, or concurrently with the making of the initial Loans hereunder will be, released or transferred to the Agent for the benefit of the Banks.

                       (h) Insurance. The Agent shall have received a certificate of insurance and binders demonstrating insurance coverage in respect of each of the Company and each Subsidiary of types, in amounts, with insurers and with other terms required under the Loan Documents, which certificate shall indicate that the Agent and the Banks are named additional insureds as their interests may appear and shall contain a lender's loss payee endorsement in form and substance satisfactory to the Agent in favor of the Agent on behalf of itself and the Banks.

                       (i) Lien Search Reports. The Agent shall have received satisfactory reports of UCC, tax lien, judgment and litigation searches conducted by a search firm acceptable to the Agent and the Banks with respect to the Company and each Subsidiary in each of the locations required by the Agent.

                       (j) UCC-1 Financing Statements, etc. The Agent shall have received originals, duly executed and delivered by the Company and each Subsidiary party to the Subsidiary Security Agreement, of each UCC-1 financing statement required by the Agent to be delivered by the Company and each such Subsidiary, in each case listing the Company or the relevant Subsidiary as debtor and naming the Agent as secured party for filing in the proper jurisdictions for the locations set forth in Exhibits A and B to the Company Security Agreement or the Subsidiary Security Agreement, as the case may be.

                       (k) UCC-3 Termination Statements. The Agent shall have received originals of each UCC-3 termination statement required by the Agent to be filed in connection with the termination of all Liens securing Existing Debt, in each case duly executed and delivered by the appropriate Person in favor of which such Liens were granted by the Company or any Subsidiary.

                       (l) Pro Forma Balance Sheet, etc. The Agent and each Bank shall have received pro forma consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the Closing Date, giving effect to the transactions to be effected on the Closing Date (including, without limitation, the funding of the initial Loans, the repayment of the Existing Debt, the effectiveness of the Noble Documents, the payment for the Noble Warrants pursuant to the Noble Stock Purchase and Warrant Redemption Agreement, the making of the loans by the Company to Noble on the Closing Date pursuant to the terms of the Noble-Company Credit Agreement, the payment of the purchase price for the San Diego Property pursuant to the San Diego Asset Purchase Agreement and the purchase of the operating assets of XETRA-AM and XETRA-FM (the "Transactions") and the payment or accrual of all costs and expenses incurred in connection therewith, certified, to the best of such officer's knowledge and belief, by an Authorized Officer and a pro-forma calculation, certified by an Authorized Officer, showing compliance with each of the financial ratios set forth in Section 6.3 hereof after giving effect to such Transactions).

                       (m) Solvency. The Agent and each Bank shall have received a certificate signed by an Authorized Officer containing conclusions as to the Solvency of the Company and each Subsidiary (other than the Excluded Subsidiaries) after giving effect to the initial Loans and the Transactions.

                       (n) Pledged Stock. The Agent shall have received the original stock certificates evidencing the stock pledged pursuant to the Company Pledge Agreement and each Subsidiary Pledge Agreement, together with undated stock powers duly executed in blank in connection therewith.

                       (o) Title Insurance; Survey. The Agent shall have received (i) a commitment for mortgagee title insurance with respect to the real property encumbered by the respective Mortgages, in an amount satisfactory to the Banks, and issued by a title insurance company satisfactory to the Banks, and (ii) the most recent survey (if any) with respect to each such property in the possession of the Company or any Subsidiary.

                       (p) [Intentionally Omitted]

                       (q) Financial Statements. The Agent and each Bank shall have received the audited financial statements of the Company and Noble for the fiscal years ending December 31, 1992, December 31, 1993, and December 31,

1994, and the unaudited financial statements of the Company and Noble for the fiscal periods ending on September 30, 1995 and December 31, 1995.

                       (r) Environmental Matters. The Agent and the Banks shall
(i) be satisfied that each of the Company and its Subsidiaries is in compliance with all applicable environmental, health and safety statutes and regulations,
(ii) be satisfied that neither the Company nor any of its Subsidiaries is subject to any present or contingent environmental liability or be the subject of any state or federal environmental investigation that could, in either case, have a material adverse effect on the business, properties, prospects, financial condition, profits or results of operations of the Company and its Subsidiaries and (ii) have received copies of all environmental audit reports (if any) prepared by independent environmental consultants with respect to the properties and business of the Company and each Subsidiary.

                       (s) Funds Flow Instructions. The Agent and the Banks shall have received detailed instructions satisfactory to them describing the funds flow in connection with the funding of the initial Loans and the consummation of the other Transactions.

                       (t) Fees and Expenses. The Agent shall have received, for its account and for the account of each Bank, as applicable, all fees payable on the Closing Date pursuant to the terms of the Fee Letter and all expenses due and payable hereunder on or before the Closing Date, including, without limitation, the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom and any other counsel retained by the Agent.

                       (u) Z/C Equity Investment. The Agent and the Banks shall receive evidence satisfactory to them that Z/C owns at least 50% of the common stock of the Company on the Closing Date.

                       (v) Projections. The Agent and the Banks shall have received projections prepared by the Company demonstrating the projected consolidated financial condition and results of operations of the Company and the Subsidiaries after giving effect to the Transactions, for the period commencing on the Closing Date and ending on the Revolving A Loan Termination Date and the Revolving B Loan Termination Date, which projections shall be in form and substance satisfactory to the Agent and the Banks, shall not give effect to the proposed acquisitions by the Company of Citicasters, Inc., shall indicate that the financial condition and assets of the Company shall be sufficient (in the opinion of the Agent and the Banks) to provide the Company with adequate working capital to profitably operate its consolidated businesses and shall be accompanied by a written statement of the assumptions underlying the projections.

                       (w) Process Agent. Each of the Company and each Subsidiary (other than the Excluded Subsidiaries) shall have appointed in writing an agent satisfactory to the Agent and the Banks for service of process in connection with any action or proceeding arising under or relating to the Loan Documents, and such agent shall have accepted such appointment in writing.

                       (x) Noble FCC Prepared Filings and Mexican Filings. The Agent shall have received evidence satisfactory to the Agent and the Banks and their respective counsel that the Company has completed and is prepared to file (i) all applications, filings, consent requests and registrations with the FCC necessary for its acquisition of the capital stock and assets of Noble under the Noble Documents and (ii) all applications, filings, consent requests and registrations with the Mexican Secretaria de Comuniciones y Transportes necessary for its acquisition of the capital stock and assets of XETRA-AM and XETRA-FM, and the Mexican Concession relating thereto, all as contemplated by the Mexican Documents.

                       (y) Litigation. The Banks shall have determined that there exists no material pending or threatened litigation or other proceedings involving the Company or any Subsidiary except for such material litigation or proceedings disclosed on Schedule 5.7 and with respect to which the Company has established full reserves in its financial statements and projections delivered to the Agent and the Banks pursuant to Sections 4.1(q) and (v).

                       (z) ERISA Matters. The Company shall have provided to the Agent and the Banks evidence satisfactory to the Agent and the Banks that the Company and each of its Subsidiaries are in compliance with ERISA and all of the regulations promulgated thereunder.

                       (aa) Officer's Certificate. The Agent and each Bank shall have received a certificate executed by an Authorized Officer of the Company dated the Closing Date stating that (i) all of the representations and warranties of the Company and the Subsidiaries contained in the Loan Documents are true and correct and (ii) after giving effect to the execution and delivery of the Loan Documents by the Company and the Subsidiaries, the funding of the initial Loans and the consummation of the other Transactions, no Default or Unmatured Default shall have occurred and be continuing.

                       (bb) FCC Licenses. The Agent shall have received copies of all of the principal FCC licenses for the operation of the Radio Stations owned or operated by the Company or any of its Subsidiaries (whether pursuant to a Joint Sales Agreement, a Local Marketing Agreement, or otherwise) certified by the Secretary or Assistant Secretary of the Company.

                       (cc) Certain Financial Ratios as of the Closing Date. For the 12 month period ended December 31, 1995, the Leverage Ratio of the Company (on a pro forma consolidated basis after giving effect to the Transactions) is less than or equal to 5.2 to 1.00. The Agent shall have received evidence satisfactory to it that the trailing twelve month Operating Cash Flow as of December 31, 1995, was at least $36,000,000 for the Company and Noble on a pro forma consolidated basis (excluding Noble's assets, properties and licenses with respect the Noble Denver Stations).

                       (dd) Additional Matters. The Agent and each Bank shall have received such other certificates, opinions, documents and instruments relating to the Transactions as may have been reasonably requested by the Agent or any Bank, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the Transactions shall be satisfactory in form and substance to the Agent and the Banks.

                 Section 2 Conditions Precedent to All Loans. The obligation of each Bank to make any Loan (including the initial Loans made on the Closing

Date) is subject to the satisfaction on the date such Loan is made of the following conditions precedent:

                       (a) Representations and Warranties. The representations and warranties contained herein and in the other Loan Documents (other than representations and warranties that expressly speak only as of a different date) shall be true and correct in all material respects on such date both before and after giving effect to the making of such Loans.

                       (b) No Default or Unmatured Default. No Default or Unmatured Default shall have occurred and be continuing on such date either before or after giving effect to the making of such Loans.

                       (c) No Injunction. No law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending or threatened, that would enjoin, prohibit or restrain the making or repayment of the Loans or the consummation of the Transactions.

                       (d) No Material Adverse Change. No event, act or condition shall have occurred after December 31, 1995 that has had a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries or on Noble, as the case may be, and if any such material adverse effect shall have occurred, the Required Banks shall have waived the same in writing.

                       (e) Borrowing Notice. The Agent shall have received a duly executed Borrowing Notice in respect of the Loans to be made on such date.

                       (f) Acquisition. To the extent the proceeds of the Loan will be used for any Acquisition (other than the Permitted Acquisitions contemplated by the Noble Documents), the Company shall deliver to the Agent and the Banks copies of all final federal, state and local regulatory or governmental approvals, orders, authorizations, licenses, certificates and permits necessary for the consummation of such Acquisition, including, without limitation, any consents and approvals required by the FCC and any filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Notwithstanding the foregoing, the Company shall be permitted to deliver to the Agent and the Banks copies of FCC orders which are not final and are subject to reconsideration by the FCC or appeal to a court with respect to any aforementioned Acquisition if and only if, (i) the Company or its Subsidiaries (if applicable) shall have negotiated an unwind agreement with respect to the business and assets (or related voting securities) subject to such Acquisition which provides for the reconveyance for full value to the seller of all such business and assets (or related voting securities) in the event a final FCC order is not reasonably attainable with respect to such business and assets (or related voting securities) and (ii) such business and assets (or related voting securities) subject to such Acquisition shall be subject to an escrow agreement whereby such business and assets (or related voting securities) are maintained in escrow arrangements until the receipt of an FCC final order with respect thereto, provided solely with respect to the creation or maintenance of such escrow arrangements, the Required Banks may expressly agree that such escrow arrangements are not required. The requirements set forth in this Section 4.2(f) are in addition to any other require-ments and restrictions set forth in this Agreement which are applicable to such an Acquisition.

                 The acceptance of the proceeds of each Loan shall constitute a representation and warranty by the Company to each of the Banks that all of the conditions required to be satisfied under this Article IV in connection with the making of such Loan have been satisfied.

                 All of the Notes, certificates, agreements, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks, and shall be satisfactory in form and substance to each Bank in its sole discretion.


                                  ARTICLE V


                        REPRESENTATIONS AND WARRANTIES

                 The Company represents and warrants to the Banks that:

                 Section 1 Corporate Existence and Standing. The Company and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                 Section 2 Authorization and Validity. The Company and each Subsidiary has the corporate power and authority and legal right to execute and deliver the Loan Documents to which each is a party and to perform their obligations thereunder. The execution and delivery by the Company and each Subsidiary of the Loan Documents to which each is a party, and the performance of their obligations thereunder, have been duly authorized by necessary corporate proceedings, and the Loan Documents to which each is a party constitute legal, valid and binding obligations of the Company and each Subsidiary enforceable against the Company and each Subsidiary in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. To the best knowledge of the Company, each of the Noble Documents and the Mexican Documents (i) constitute legal, valid and binding obligations of each party thereto (other than the Company) enforceable against each such Person in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and (ii) are in full force and effect. To the best knowledge of the Company there are no material defaults, breaches or violations under the Noble Documents or defaults, breaches or violations which effect the enforceability of such agreements, the Noble Document Assignment or the Mexican Document Assignment.


                 Section 3 No Conflict; Government Consent. Except as set forth on Schedule 5.3 hereto, neither the execution and delivery by the Company or any Subsidiary of the Loan Documents nor the consummation of the transactions herein or therein contemplated, nor compliance with the provisions hereof or thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the property of the Company or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on Schedule 5.3 hereto, no order, consent, approval, license, authorization, or validation of, or application, filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents, other than the filing, within the period established by applicable law, of the Loan Documents with the FCC and other than the filing and/or recording of financing statements (and/or financing statement amendments), the Company Mortgages and the Subsidiary Mortgages.

                 Section 4 Financial Statements.

                       (a) The audited December 31, 1992, December 31, 1993, and December 31, 1994, and unaudited September 30, 1995 and December 31, 1995 consolidated financial statements of the Company and the Subsidiaries heretofore delivered to the Banks were each prepared in accordance with Generally Accepted Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Company and the Subsidiaries, at such date and the consolidated results of operations of the Company and the Subsidiaries for the period then ended.

                       (b) To the best knowledge of the Company after due inquiry, the audited December 31, 1992, December 31, 1993, and December 31, 1994, and the unaudited September 30, 1995 and December 31, 1995 consolidated financial statements of Noble and its Subsidiaries heretofore delivered to the Banks were each prepared in accordance with Generally Accepted Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Noble and its Subsidiaries at such date.

                 Section 5 Material Adverse Change. As of the Closing Date, no material adverse change in the business, properties, financial condition or results of operations of the Company and the Subsidiaries or Noble has occurred since December 31, 1995.

                 Section 6 Taxes. The Company and the Subsidiaries have filed (or have obtained extensions for filing) all United States federal, state and local tax returns and all other tax returns which are required to be filed and have paid all taxes which have become due or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided. No United States or state income tax returns of the Company or any Subsidiary has been audited by the Internal Revenue Service or any State agency. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

                 Section 7 Litigation and Contingent Obligations. Except as set forth on Schedule 5.7 hereto, as of the Closing Date there is no litigation, arbitration, governmental investigation, proceeding, inquiry or Environmental Claim pending or, to the knowledge of any of their officers, threatened against or affecting the Company or any Subsidiary which could reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents or to consummate the Transactions. Other than any liability incident to such litigation, arbitration, proceedings or Environmental Claim, as of the Closing Date the Company has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

                 Section 8 Environmental Matters.

                       (a) As of the Closing Date, and except as set forth in
Schedule 5.8(a), there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against (i) the Company or any of the Subsidiaries or, (ii) to the Company's and the Subsidiaries' knowledge against any Person whose liability for any Environmental Claim that the Company or any Subsidiary has or may have retained or assumed either contractually or by operation of law, which could reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents.

                       (b) As of the Closing Date, and except as set forth in
Schedule 5.8(b), to the Company's knowledge (i) there are no on-site or off-site locations where the Company or any Subsidiary has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on property owned or leased by the Company or any Subsidiary, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned or leased by the Company or any Subsidiary, and (iv) no polychlorinated biphenyls (PCB's) are used or stored at any property owned or leased by the Company or any Subsidiary, which could reasonably be expected to materially adversely affect the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or the ability of the Company or any Subsidiary to perform its obligations under the Loan Documents.

                 Section 9 ERISA.

                       (a) Except as set forth on Schedule 5.9 hereto, as of the Closing Date (i) there are no Unfunded Liabilities in any Plan which liabilities in the aggregate would have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole; (ii) each Company Plan complies in all material respects with all applicable requirements of law and regulations and no Reportable Event has occurred with respect to any Company Plan and, to the Company's actual knowledge, with respect to any Plan that is not a Company Plan;
(iii) neither the Company nor any Subsidiary nor any ERISA Affiliate has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to terminate any Plan, in each case under circumstances which would have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole; and
(iv) neither the Company nor any Subsidiary nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 4975 of the Internal Revenue Code) that would subject the Company or any Subsidiary to any penalty which would have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

                       (b) Except as set forth on Schedule 5.9 hereto, as of the Closing Date neither the Company nor any Subsidiaries nor any of their ERISA Affiliates has any contingent liability with respect to any post-retirement benefit under any "welfare plan" (as defined in Section 3(1) of ERISA) that is reasonably likely to have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, other than liability for continuation coverage under Part 6 of Subtitle B of Title I of ERISA.

                       (c) Except as set forth on Schedule 5.9 hereto, as of the Closing Date, no lien under Section 412(n) of the Internal Revenue Code or 302(f) of ERISA or requirement to provide security under Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA has been or is reasonably expected by the Company, any Subsidiary or any of their ERISA Affiliates to be imposed on the assets of the Company, any Subsidiary or any of their ERISA Affiliates that is reasonably likely to have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

                       (d) Except as set forth on Schedule 5.9 hereto, as of the Closing Date, no material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Plan, Multiemployer Plan or any trust related thereto has been, or is expected by the Company, any Subsidiary or, to the actual knowledge of the Company, any of their ERISA Affiliates, to be incurred by the Company, any Subsidiary or any of their ERISA Affiliates that is reasonably likely to have a material adverse effect on the business, property, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

                 Section 10 Accuracy of Information. No information, exhibit, certificate, schedule or report furnished by the Company or any Subsidiary to the Agent or to any Bank in connection with the negotiation of the Loan Documents contains, and no information, certificate or report which shall in the future be furnished by the Company or any Subsidiary in connection with any of the Loan Documents will contain, any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading.

                 Section 11 Margin Regulations. No part of the proceeds of any Loan will be used by the Company or any Subsidiary to purchase or carry any margin stock (as defined in any Margin Regulation) or to extend credit to others for the purpose of purchasing or carrying any such margin stock, if the making of any Loan or the use of the proceeds thereof would violate or be inconsistent with the provisions of any Margin Regulation.

                 Section 12 Materially Burdensome Agreements. Except as disclosed on Schedule 5.12 hereto or as identified in the notes to the Company's financial statements delivered to the Agent and the Banks pursuant to Section 4.1(q), neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise) as currently conducted or used in connection with its business. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument evidencing or governing Indebtedness or any other agreement to which it is a party, which default might have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

                 Section 13 Compliance with Laws; Franchises and Licenses.

                       (a) The Company and the Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions (including, without limitation, all Environmental Laws) of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective properties, except where the failure to so comply would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries have obtained all franchises, licenses, certificates, consents, approvals and authorizations granted or issued by any public or governmental body, agency or authority necessary and appropriate to own and/or operate the Radio Stations and all such franchises, licenses, certificates, consents, approvals and authorizations are in full force and effect with respect to the Radio Stations.

                       (b) Schedule 5.13(b)(i) includes, as of the Closing Date, all FCC Broadcast Station Licenses of the Company and each of the Subsidiaries. Each FCC Broadcast Station License which is materially necessary to the operation of the business of the Company or any Subsidiary is validly issued and in full force and effect. Such FCC Broadcast Station Licenses constitute all of the FCC authorization necessary for the operation of the Company's and Subsidiaries' businesses in the same manner as it is presently conducted. Each of the Company and the Subsidiaries has fulfilled and performed all of its material obligations with respect thereto, and complete and correct copies of the FCC Broadcast Station Licenses of the Company and each of the Subsidiaries have been delivered to the Agent. No event has occurred which (a) results in, or after notice or lapse of time or both would result in, revocation or termination of any FCC Broadcast Station License or (b) materially and adversely affects or in the future will be reasonably likely (so far as the Company can now reasonably foresee) to materially adversely affect any of the rights of the Company or any of the Subsidiaries thereunder (other than proceedings related to the radio broadcast industry generally). No other FCC license is necessary for the operation of the business of the Company or any of the Subsidiaries as now conducted. Except as set forth on

Schedule 5.13(b)(ii) and as may be required under Section 310 of the Communications Act of 1934, as amended, none of the FCC Broadcast Station Licenses or other franchises or licenses require that any present stockholder, director, officer or employee of the Company or any of the Subsidiaries remain a stockholder or employee of the Company or any Subsidiary, or that any transfer of control of the Company or any of the Subsidiaries must be approved by any public or governmental body other than the FCC.

                       (c) Except as described on Schedule 5.13(c), to the best of the Company's knowledge, on the Closing Date, neither the Company nor any of the Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner threaten or adversely affect the validity or continued effectiveness of the FCC Broadcast Station Licenses of the Company or any of the Subsidiaries. Except as described on
Schedule 5.13(c), as of the Closing Date, the Company has no reason to believe (other than in connection with there being no legal assurance thereof) that the FCC Broadcast Station Licenses listed and described on Schedule 5.13(b)(i) will not be renewed in the ordinary course. Each of the Company and each Subsidiary has filed all reports, applications, documents, instruments and information required to be filed by it pursuant to applicable rules and regulations or requests of the FCC to the extent that the failure to file the same could threaten or adversely effect the validity or continued effectiveness of their respective FCC Broadcast Station Licenses.

                 Section 14 Ownership of Properties. Except as set forth on
Schedule 5.14 hereto, the Company and each Subsidiary has good and marketable title, free of all Liens, other than those permitted by Section 6.17, to all of the properties and assets reflected in the financial statements as owned by it.

                 Section 15 Location of Properties.

                       (a) Except as set forth on Schedule 5.15(a) hereto, or as otherwise disclosed by written notice from the Company to the Agent from time to time, neither the Company nor any Subsidiary owns or possesses any fee or leasehold interest in real property (other than interests in property which in the aggregate are of no material value to the Company and its Subsidiaries).

                       (b) Except as set forth on Schedule 5.15(b) hereto, or as otherwise disclosed by written notice from the Company to the Agent from time to time, neither the Company nor any Subsidiary owns or possesses any interest in any tangible personal property (including, without limitation, equipment, fixtures and inventory) of any type whatsoever, which is not located at one of the properties listed on Schedule 5.15(a) hereto, or as otherwise has been disclosed by written notice from the Company to the Agent from time to time (other than property which may be located at other properties from time to time which in the aggregate is of no material value to the Company and its Subsidiaries).

                 Section 16 Investment Company Act. Neither the Company nor any Subsidiary nor any corporation controlling the Company or under common control with the Company is an "investment company" or a company "controlled" by an

"investment company", within the meaning of the Investment Company Act of 1940, as amended.

                 Section 17 Public Utility Holding Company Act. Neither the Company nor any Subsidiary nor any corporation controlling the Company or under common control with the Company is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 Section 18 Capital Structure.

                       (a) Schedule 5.18(a) sets forth as of the Closing Date, both before and after giving effect to the Transactions to be consummated on the Closing Date, the number of authorized and issued shares of each class of capital stock of the Company and each of its Subsidiaries, the par value thereof and the registered owner(s) of the capital stock of each Subsidiary. All of such stock has been duly and validly issued and is fully paid and non-assessable. Except as set forth in schedule 5.18(a), as of the Closing Date, neither the Company nor any Subsidiary has outstanding any securities convertible into or exchangeable for its capital stock nor does the Company or any Subsidiary have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock. On the Closing Date, Z/C owns not less than 50% of the issued and outstanding shares of common stock of the Company.

                       (b) Schedule 5.18(b)(i) identifies, as of the Closing Date, all of the Indebtedness of the Company and its Subsidiaries immediately prior to the making of the Loans and the application of the proceeds thereof (the "Existing Debt"). As of the Closing Date and after the making of the Loans and the application of the proceeds thereof and after the consummation of the other Transactions which are to occur on the Closing Date, the Company and the Subsidiaries shall have no Indebtedness to any Person other than Indebtedness arising under the Loan Documents and the Indebtedness identified on Schedule 5.18(b)(ii) (the "Surviving Debt").

                       (c) Except as set forth on Schedule 5.18(b)(ii) hereto or as permitted under Section 6.11 hereto, upon the making of the initial Loans and the application of the proceeds thereof on the Closing Date (i) all claims in connection with the Existing Debt (other than with respect to the Surviving
Debt) shall have been satisfied and released and (ii) the Obligations shall constitute the only outstanding secured indebtedness of the Company and its Subsidiaries.

                 Section 19 Deposit Accounts. Schedule 5.19 sets forth each deposit account maintained by the Company and the Subsidiaries with any bank or other financial institution on the Closing Date and accurately identifies each such deposit account as a lock-box, concentration, disbursement or petty cash account.

                 Section 20 Excluded Subsidiaries, etc. None of the Excluded Subsidiaries has any material assets. As of the Closing Date Georgia Network Equipment, Inc. has no material assets other than satellite dishes and related equipment located in various locations in the State of Georgia and several other states with a value on the Closing Date not in excess of $75,000.

                 Section 21 Labor Matters. Except as set forth on Schedule 5.21, there is no collective bargaining agreement covering any of the employees of the Company or any Subsidiary on the Closing Date. As of the Closing Date, no single employment contract is necessary for the profitable operation of the Company's or any Subsidiary's business. As of the Closing Date, no attempt to organize the employees of the Company or any Subsidiary, and no labor disputes, strikes or walkouts affecting the operations of the Company or any Subsidiary, is pending or, to the knowledge of the Company and its officers, threatened.

                 Section 22 Solvency. On the Closing Date and after giving effect to the Transactions, the Company and each Subsidiary (other than Excluded Subsidiaries) will be Solvent.

                 Section 23 Security Interests and Liens.

                       (a) The Collateral Documents (other than the Intercompany Security Agreement) create, as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral, in favor of the Agent for the benefit of the Agent and the Banks. Upon the filing of the financing statements identified in Section 4.1(j) in the filing offices contemplated therein, the filing of the Company Trademark Agreement and the Subsidiary Trademark Agreement in the United States Patent and Trademark Office and the filing and recordation of the Mortgages, such security interests in and Liens on the Collateral (other than Collateral consisting of goods of Georgia Network Equipment, Inc., fixtures on real property owned or leased by the Company or any Subsidiary which is not subject to a Mortgage and motor vehicles) shall be superior to and prior to the rights of all third parties (except as disclosed on Schedule 5.23), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                       (b) The Intercompany Security Agreement creates, as security for the "Secured Obligations" (as defined therein), valid and enforceable security interests in and Liens on all of the "Collateral", in favor of the Company. Upon the filing of the financing statements identified in
Section 4.1(j) in the filing offices contemplated therein, such security interests in and Liens on such "Collateral" (other than Collateral consisting of goods of Georgia Network Equipment, Inc., United States registered trademarks (to the extent that perfection of a security interest therein requires a filing with respect thereto with the United States Patent and Trademark Office), fixtures on real property owned or leased by the Company or any Subsidiary which is not subject to a Mortgage and motor vehicles) shall be superior to and prior to the rights of all third parties other than the Agent (except as disclosed on Schedule 5.23), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law.

                 Section 24 Closing Date Transactions. On the Closing Date and immediately prior to or contemporaneously with the making of the initial Loans hereunder, the Transactions intended to be consummated on the Closing Date will have been consummated in accordance with all applicable laws. All consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such Transactions have been obtained, given, filed or taken and are or will be in full force and effect.

                 Section 25 Call Letters; Patents, Trademarks, etc. As of the Closing Date, the Company and the Subsidiaries in the aggregate have all rights pursuant to the rules and regulations of the FCC to use as call letters of AM broadcast radio stations the call letters "WGST", "WLW", "WCKY", "KOA", "KTLK", "WFLA", "WBRD", "WJGR", "WZAZ", of FM radio broadcasting station call letters "WPCH", "KHTS", "WEBN", "WOFX", "KRFX", "KBPI", "WFLZ", "WDUV", "WQIK", "WSOL", "WWST", "WJBT" and "WMYU", and all trademarks, servicemarks, logos and tradenames material to the operations thereof, of the Georgia News Network, Critical Mass Media and of the Radio Stations. As of the Closing Date, the Company and the Subsidiaries in the aggregate have certain rights pursuant to the Joint Sales Agreement, the Local Marketing Agreement and the Mexican Sales Agency Agreement to use AM broadcast radio station call letters "WSAI", "WAOZ" and XETRA, and FM broadcast radio station call letters "WGST", "WAQZ", "KTCL" and "XETRA". To the knowledge of the Company and its officers, as of the Closing Date, and except (i) with respect to call letters used by the Company and its Subsidiaries pursuant to Joint Sales Agreements, Local Marketing Agreements and the Mexican Sales Agency Agreement, or (ii) as set forth in Schedule 5.25, no Person other than the Company and the Subsidiaries has, owns, possesses, holds or claims any interest with respect to the use of (or has challenged the right of the Company or any Subsidiary to use) any of such call letters, trademarks, servicemarks, logos or tradenames, except for claims which do not, either individually or in the aggregate, materially effect the Company or any of its Subsidiaries. Neither the Company nor any Subsidiary owns any United States registered patent, trademark, servicemark and copyright material to the Company or its Subsidiaries, except for those listed on Schedule 5.25.

                 Section 26 No Default. No Default or Unmatured Default has occurred and is continuing.

                 Section 27 Brokers' Fees. Except as set forth on Schedule 5.27, and except as payable to any person party to this Agreement or the Fee Letter, neither the Company nor any Subsidiary has any obligation to any Person in respect of any finder's, brokers, investment banking or other similar fee in connection with any of the Transactions.

                 Section 28 Insurance. Schedule 5.28 accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective property and assets and business of the Company and the Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof and (vi) the annual premium with respect thereto. The insurance policies, programs and amounts maintained by the Company and the Subsidiaries are adequate for the type of risks reasonably anticipated for the lines of businesses in which the Company and its Subsidiaries engage.

                 Section 29 Representations and Warranties in Noble Documents. All of the representations made by the Company and each of its Subsidiaries in each Noble Document and, to the best of the Company's knowledge, all representations made by each other Person in each of the Noble Documents and the Mexican Documents are true and correct in all material respects. None of such representations and warranties of the Company or any Subsidiary are inconsistent in any material respect with the representations and warranties made herein or in any other Loan Document.


                                  ARTICLE VI


                                  COVENANTS

                 The Company covenants and agrees that until the Aggregate Commitment has been terminated and the Obligations have been paid in full, unless the Required Banks shall otherwise consent in writing:

                 Section 1 Financial Reporting. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Generally Accepted Accounting Principles, and furnish to the Agent and the Banks:

                       (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of nationally recognized standing, acceptable to the Agent, prepared in accordance with Generally Accepted Accounting Principles on a consolidated basis for itself and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements (consolidated only), setting forth in comparative form the figures for the previous fiscal year, and a statement of cash flows (consolidated only), accompanied by (i) a letter from said accountants substantially in the form of Exhibit L hereto and (ii) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

                       (b) Within 30 days after the end of each calendar month, for itself and the Subsidiaries, consolidated and consolidating unaudited balance sheets and Capital Expenditure statements as at the close of each such month and consolidated profit and loss statements for such month and for the period from the beginning of the Company's fiscal year to the end of such month, in each case prepared in accordance with Generally Accepted Accounting Principles and setting forth in comparative form the corresponding figures for the comparable periods in the preceding fiscal year, for the period from the beginning of such fiscal year to the end of such month, and, in each case, in comparative form the corresponding figures for the corresponding items in the budget for such periods delivered by the Company to the Agent and the Banks pursuant to Section 6.1(c), all certified by its Treasurer or Chief Financial Officer and prepared in accordance with Generally Accepted Accounting Principles, except with respect to the unaudited balance sheets which are not adjusted to reflect (1) the carrying value of barter receivables and barter payables in accordance with FASB No. 63 and (2) the classification of out-standing debt between short term and long term. In addition, such statements will not include footnotes.

                       (c) As soon as available, (i) but in any event within 45 days after the beginning of each fiscal year of the Company, a copy of the annual budget prepared on a monthly basis for the Company and each of the Radio Stations for such fiscal year reflecting cash flow requirements and results of operations and (ii) any revisions to the budgets previously delivered.

                       (d) Together with the financial statements required to be delivered under Section 6.1(a) and the financial statement required to be delivered under Section 6.1(b) for the last month of each fiscal quarter of the Company and, at the Required Banks' option, the financial statements required to be delivered under Section 6.1(b) for any other month, a duly completed Compliance Certificate.

                       (e) Within 180 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Company Plan, certified as correct by an Authorized Officer of the Company.

                       (f) As soon as possible and in any event within five Business Days after an Authorized Officer of the Company learns (i) that any Reportable Event has occurred with respect to any Company Plan or (ii) that any Reportable Event has occurred with respect to any Plan other than a Company Plan and, in the exercise of such officer's good faith judgment, such officer determines that such Reportable Event is reasonably likely to result in payment by the Company and the Subsidiaries in excess of $2,000,000, in each such case, a statement, signed by the Chief Financial Officer of the Company, describing said Reportable Event and the action which the Company or the ERISA Affiliate (if applicable) proposes to take with respect thereto.

                       (g) Promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished.

                       (h) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Company or any Subsidiary files with the Securities and Exchange Commission or the FCC.

                       (i) Such other information (including non-financial information) as the Agent or any Bank may from time to time reasonably request.

                 Section 2 Notice of Default, Litigation etc. The Company will,
(a) within two (2) Business Days after an Authorized Officer of the Company learns of the occurrence or existence thereof, give notice in writing to the Agent of the occurrence of any Default or Unmatured Default and (b) within five
(5) Business Days after an Authorized Officer of the Company learns of the occurrence or existence thereof, give notice to the Agent in writing of (i) any litigation or other development (other than the issuance or adoption of any new federal, state or local statute, regulation or ordinance or any other development affecting the broadcasting industry generally), financial or otherwise, which is reasonably likely to materially adversely affect the business, properties, financial condition or results of operations of the

Company and the Subsidiaries taken as a whole or which is reasonably likely to adversely affect the ability of the Company or the Subsidiaries to repay the Obligations as and when due or perform other obligations under the Loan Documents, (ii) the receipt by the Company or any Subsidiary of any notice from any federal, state or local governmental or regulatory body or authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any license granted by the FCC or any other license now or hereafter held by the Company or any Subsidiary which is required to operate any of the Radio Stations in compliance with all applicable laws and regulations, (iii) any federal, state or local statute, regulation or ordinance or judicial or administrative order limiting or controlling the broadcast operations of the Company or any Subsidiary which has been issued or adopted hereafter and which is of material adverse importance or effect in relation to the operation of any of the Radio Stations (other than matters affecting the radio broadcast industry generally) or (iv) the timely filing by any party of an application to the FCC for an authorization for a new or modified broadcasting station that is in conflict with any of the applications of the Company or any Subsidiary for renewal of any licenses of the Radio Stations.

                 Section 3 Financial Ratios.

                       6.3.1. Leverage Ratio. The Company will maintain, at all times during the periods set forth below, a Leverage Ratio not greater than the ratio set forth below opposite each such period:

                         Period                          Ratio
                         ------                          -----
                Closing Date - 12/30/96                  6.50:1
                  12/31/96 - 06/29/97                    6.00:1
                  06/30/97 - 12/31/97                    5.75:1
                  01/01/98 - 12/31/98                    5.25:1
                  01/01/99 - 12/31/99                    4.75:1
                  01/01/00 - 12/31/00                    4.25:1
                  For each fiscal quarter
                    ending after 01/01/01                3.50:1

provided, however, notwithstanding the foregoing, for the period of 90 consecutive days commencing upon the Citicasters L/C Funding Date, the Company will maintain, at all times during such 90-day period, a Leverage Ratio of not greater than 7.00 to 1, provided, immediately after such 90-day period, the Company shall maintain the Leverage Ratio otherwise applicable hereunder.


                       6.3.2. Interest Coverage. The Company will maintain, as at the last day of each fiscal quarter ending during the periods set forth below, a ratio of (A) Operating Cash Flow to (B) Cash Interest Expense, in each case calculated for the four consecutive fiscal quarters then most recently ended (for which financial statements have been delivered pursuant to Section
6.1 hereof) for the Company and the Subsidiaries on a consolidated basis, not less than the ratio set forth below opposite each such period; provided however,
(i) for the period ending March 31, 1996, Cash Interest Expense shall be annualized based upon the number of days in such period from closing to 3/31/96,
(ii) for the period ending June 30, 1996 Cash Interest Expense will be the product of (A) the sum of (x) Cash Interest Expense from clause (i) above divided by 4 plus (y) actual Cash Interest Expense for the period from April 1, 1996 to June 30, 1996, multiplied by (B) 2, (iii) for the period ending September 30, 1996, Cash Interest Expense will be the product of (A) the sum of
(x) Cash Interest Expense set forth in clause (i) above divided by 4 plus actual Cash Interest Expense for the period from April 1, 1996 to September 30, 1996, multiplied by (B) 1.33, and (iv) for the period ending December 31, 1996, Cash Interest Expense will be the sum of (A) an amount equal to the amount of Cash Interest Expense set forth in clause (i) above divided by four, and (B) actual Cash Interest Expense for the period from April 1, 1996 to December 31, 1996:

                         Period                          Ratio
                         ------                          -----
                Closing Date - 12/31/96                  2.00:1
                01/01/97 - 12/31/97                      2.50:1
                For each fiscal quarter
                  ending after 01/01/98                  3.00:1

                       6.3.3. Fixed Charge Coverage. The Company will maintain, as at the last day of any fiscal quarter a ratio of (i) Operating Cash Flow to
(ii) Fixed Charges, in each case calculated for the four consecutive fiscal quarters then most recently ended for the Company and the Subsidiaries on a consolidated basis, of not less than 1.05 to 1.; provided, however, that for each quarterly period ending on March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996, (A) the Cash Interest Expense component of Fixed Charges shall be determined as provided in Section 6.3.2 and (B) the components of Fixed Charges contained in clauses (iii), (iv) and (v) of the definition of Fixed Charges shall be determined on a consolidated historical pro forma 12 month trailing basis.

                 Section 4 Conduct of Business; Maintenance of Licenses. The Company will, and will cause each Subsidiary to, (a) carry on and conduct the business of owning and operating the Radio Stations in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, provided that broadcast format and personnel changes shall not be deemed a breach of this clause (a); (b) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; and (c) do all things necessary to renew, extend and continue in effect all permits, licenses and authorizations which may at any time and from time to time be necessary to operate the Radio Stations in compliance with all applicable laws and regulations.

                 Section 5 Taxes. The Company will, and will cause each Subsidiary to, pay, before they become delinquent, all taxes, assessments and governmental charges and levies upon it or its income, profits or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Generally Accepted Accounting Principles.

                 Section 6 Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and is acceptable to the Required Banks, and the Company will furnish to any Bank upon request full information as to the insurance carried and shall maintain the Agent and the Banks as named additional insureds as their interest may appear on each such policy and each such policy, as appropriate, shall contain a lender's loss payee endorsement in form and substance satisfactory to the Agent in favor of the Agent on behalf of itself and the Banks.

                 Section 7 Compliance with Laws and FCC Filings in connection with Loan Documents. The Company will, and will cause each Subsidiary to, comply with all laws (including, without limitation, the Communications Act of 1934, as amended.), rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws and all rules and regulations promulgated by the FCC and all FCC authorizations, except where the failure to so comply would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries taken as a whole and would not result in the loss, cancellation, rescission, termination or revocation of any broadcast license granted to the Company or any Subsidiary by the FCC. Within five days after the Closing Date, the Company shall have made all necessary filings with the FCC in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including, without limitation, the applicable FCC filings set forth in Section 4.1(x) and on Schedule 5.3 hereto.

                 Section 8 Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

                 Section 9 Inspection, etc. The Company will, and will cause each Subsidiary to, permit the Agent and any Bank, by their respective representatives and agents, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and (except in the case of confidential information relating to the Company's relationship with third parties) make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as any Bank may designate by reasonable prior notice to the Company. The Company shall provide to the Agent such appraisals of the Company's and Subsidiaries' properties as the Agent or any Bank is required to obtain by any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions.

                 Section 10 Restricted Payments. The Company will not, nor will it permit any Subsidiary to, (a) declare or pay any dividends on its capital stock, or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders in respect of its capital stock or (b) redeem, repurchase or otherwise ac-quire or retire, directly or indirectly, any of its capital stock at any time outstanding (or any options, warrants or rights issued with respect to its capital stock other than the options and warrants described in Schedule 6.10) (collectively, the "Restricted Payments"), except (i) so long as no Default or Unmatured Default shall have occurred and be continuing, Permitted Stock Repurchases, (ii) any Wholly-Owned Subsidiary may declare and pay dividends to the Company, (iii) solely to the extent required by applicable law, for payments in connection with applicable dissenter's rights of shareholders of the Company, and (iv) voluntary redemptions by the Company of outstanding warrants issued in 1993 to purchase shares of the common stock of the Company, which warrants are exercisable on or before January 14, 2000 at $8.30 per share.

                 Section 11 Indebtedness. The Company will not, nor will it permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

                       (a) Indebtedness under this Agreement and the other Loan Documents.

                       (b) Guaranties (excluding Guaranties of obligations of Subsidiaries to the extent that the obligations guaranteed thereby do not constitute Indebtedness and the obligations so guaranteed are permitted to be incurred by such Subsidiary hereunder) in an amount not to exceed, without duplication when aggregated with the Indebtedness permitted under clauses (d) and (f) of this Section 6.11, $10,000,000 at any one time outstanding.

                       (c) Indebtedness of (i) the Company to any Wholly-Owned Subsidiary (other than an Excluded Subsidiary), (ii) any Wholly-Owned Subsidiary to any other Wholly-Owned Subsidiary (other than an Excluded Subsidiary) to the extent, but only to the extent, that such Indebtedness arises under the cash management system of the Company and its Subsid- iaries in existence on the Closing Date or (iii) any Wholly-Owned Subsidiary to the Company (A) pursuant to the cash management system of the Company as in effect on the Closing Date or
(B) with respect to Intercompany Acquisition Loans, which Indebtedness is evidenced by Intercompany Acquisition Notes which have been pledged and delivered to the Agent, duly indorsed in blank by the Company, pursuant to the Company Pledge Agreement.

                       (d) Indebtedness incurred to fund Capital Expenditures to the extent permitted pursuant to Section 6.18 in an amount not to exceed, when aggregated with the Indebtedness permitted under clauses (b) and (f) of this
Section 6.11, $10,000,000 at any one time outstanding.

                       (e) Existing Indebtedness identified on Schedule 6.11(e) hereto.

                       (f) Additional Indebtedness in an amount not to exceed, when aggregated with the Indebtedness permitted under clauses (b) and (d) of this Section 6.11, $10,000,000 at any one time outstanding.

                       (g) On and after the Citicasters L/C Funding Date, Indebtedness under the Citicasters L/C Documents.

                 Section 12 Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that





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(i) any Wholly-Owned Subsidiary not holding an FCC Broadcast Station License may merge into the Company or another Wholly-Owned Subsidiary, (ii) OIA Broadcasting L.L.C. may merge into Chesapeake Securities, Inc. and (iii) a Subsidiary may merge with or into a Subsidiary or another Person (other than the Company) in connection with, and for the purpose of consummating, a Permitted Acquisition. Notwithstanding the foregoing, either a Subsidiary which has issued a Subsidiary Guaranty shall either be the surviving corporation or the surviving corporation shall enter into a new Subsidiary Guaranty.

                 Section 13 Sale of Assets. The Company will not, nor will it permit any Subsidiary to, without the prior written approval of the Required Banks, lease, sell or otherwise dispose of any of its property, assets or business to any other Person (including, without limitation, any of its rights under the Noble Documents and the Mexican Documents) (a "Disposition") except for (i) Dispositions of inventory or of equipment which is no longer useful or is obsolete, in each case in the ordinary course of business, (ii) Dispositions of those assets described in Schedule 6.13, and (iii) Dispositions of any other property, assets, or business (A) for consideration consisting of not less than 80% cash, (B) at fair market value, (C) in an arm's-length transaction and (D) having an aggregate fair market value when added to other Dispositions made by the Company and the Subsidiaries in reliance on this clause (iii) from and after the Closing Date of not greater than $30,000,000; provided that no Disposition shall be permitted under clauses (ii) or (iii) hereof if a Default shall have occurred and be continuing or a Default or Unmatured Default shall result therefrom. All of the Net Cash Proceeds of any Disposition shall be applied as specified in Section 2.8 hereof, and all other proceeds shall be pledged to the Agent to secure the Obligations, and when and as such proceeds are reduced to cash, such cash shall be applied as specified in Section 2.8 hereof.

                 The Company will not, nor will it permit any Subsidiary to, sell, discount (except to the obligor thereof in the ordinary course of business) or otherwise dispose of any Receivables or any interest therein, with or without recourse, other than receivables generated by a Radio Station which are sold to a purchaser of such Radio Station.

                 Section 14 Sale and Leaseback. The Company will not, nor will it permit any Subsidiary to, sell or transfer any property in order to concurrently or subsequently lease as lessee such or similar property.

                 Section 15 Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, the Company or the Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except for (i) Permitted Acquisitions which may be consummated without violating any of the other terms hereof, provided, that the Agent has received a perfected first priority security interest in the assets so acquired or the assets and stock of the Subsidiary so acquired which shall be used to accomplish any such Acquisition as required pursuant to Section 2.17, provided further, however, that the Banks agree that the Agent will not receive a security interest in either such assets or stock if and to the extent that such security interest in favor of the Agent would violate applicable law and (ii) such of the following Investments as the Agent has received a perfected first priority security interest





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
(other than the Investments described in Section 6.15(c)(iv), (g) (to the extent that such investments are not evidenced by stock certificates or other instruments) or (h) or to the extent not required for those Investments described on Schedule 6.15(f)):

                       (a) Short-term obligations of, or fully guaranteed by, the United States of America.

                       (b) Commercial paper rated A-1 or better by Standard and Poor's Corporation or P-1 or better by Moody's Investors Service, Inc. or the Dreyfus Cash Management Fund or the American AAdvantage Money Market Fund.

                       (c) Demand deposit accounts maintained in the ordinary course of business at one or more of the Banks or pursuant to an account agreement which shall be satisfactory to the Agent, except for (i) petty cash in an amount not to exceed, in the aggregate for all Radio Stations, $150,000 plus an additional $6,000 following any Acquisition at any time, (ii) accounts established by the Company or any Subsidiary in connection with promotions with funds and other amounts credited thereto not to exceed $25,000 in the aggregate at any time, (iii) payroll accounts, provided that the amount credited thereto shall not on any day exceed the sum of all payroll checks then outstanding plus the aggregate amount of all payroll checks to be issued on the next Business Day, (iv) an account maintained by the Company to fund withdrawals from its 401(k) plan, provided that amounts credited thereto shall not exceed the sum of all 401(k) withdrawals then pending plus $500, (v) the Disbursement Account, provided that amounts credited thereto shall not on any day exceed the amount of checks presented for payment on such account and which remain unpaid, and (vi) funds held pursuant to customary lock-box arrangements, provided that such funds shall be deposited in an account maintained at one or more of the Banks or pursuant to an account agreement satisfactory to the Agent not later than one Business Day after the day on which funds are first deposited in any such lock-box.

                       (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000.

                       (e) Loans and advances constituting Indebtedness of the Company or a Wholly-Owned Subsidiary permitted by the terms of Section 6.11(c), provided that, with respect to any such Indebtedness of a Wholly-Owned Subsidiary to the Company, such Indebtedness shall be evidenced by an Intercompany Demand Note or an Intercompany Acquisition Note which has been pledged and delivered to the Agent (duly indorsed in blank) pursuant to the Company Pledge Agreement and shall be secured by substantially all of the assets of such Subsidiary pursuant to the Intercompany Security Agreement.

                       (f) The Investments set forth on Schedule 6.15(f) hereto.

                       (g) Additional Investments not exceeding, in the aggregate for the Company and the Subsidiaries, $30,000,000 at any one time outstanding, provided that no such additional Investments shall be made in any Excluded Subsidiary.

                       (h) Funds, in an amount not in excess of $30,000 maintained in a segregated account at Society National Bank of Cleveland, in which





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
the Agent and the Banks shall not have a Lien, which funds shall be used for the purpose of making payments in respect of cash option elections and fractional shares and fractional warrants.

                       (i) Notwithstanding anything else set forth in this
Section 6.15 or elsewhere in this Agreement or the other Loan Documents, the Company is permitted to enter into a contract committing the Company to acquire Citicasters Inc.; but the Company shall not consummate such acquisition without the prior written consent of Agent and the Required Banks.

                 Section 16 Guaranties. The Company will not, nor will it permit any Subsidiary to, make or suffer to exist any Guaranty (including, without limitation, any Guaranty of the obligations of a Subsidiary), except (a) Guaranties arising under the Collateral Documents, (b) those Guaranties identified on Schedule 6.11(e), (c) Guaranties of obligations of Subsidiaries to the extent that the obligations guaranteed thereby do not constitute Indebtedness and the obligations so guaranteed are permitted to be incurred by such Subsidiary hereunder and (d) Guaranties permitted under Section 6.11(b).

                 Section 17 Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on any of the property or assets of the Company or any Subsidiary, except:

                       (a) Liens for taxes, assessments or governmental charges or levies on its property and assets if the same shall not, at the time, be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary is maintaining adequate reserves in accordance with Generally Accepted Accounting Principles.

                       (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or are being contested in good faith and by appropriate proceedings diligently conducted and with respect to which the Company or such Subsidiary as maintaining adequate reserves in accordance with Generally Accepted Accounting Principles.

                       (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and deposits made in the ordinary course of business to secure obligations to public utilities and under leases and contracts (other than contracts for Indebtedness).

                       (d) Utility easements, building restrictions, reservations, encroachments, easements, exceptions, rights-of-way, covenants, conditions and such other title exceptions, encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

                       (e) Attachments, judgments and other similar Liens arising in connection with court proceedings, provided, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby





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
are being contested in good faith by appropriate proceedings diligently conducted.

                       (f) Liens on property of a Subsidiary, provided that such Liens secure only obligations owing by such Subsidiary to the Company or another Subsidiary and are assigned to the Agent for the ratable benefit of the Banks.

                       (g) Liens in favor of the Agent and the Banks created pursuant to the Collateral Documents.

                       (h) Liens granted to secure the Indebtedness permitted by
Section 6.11(d) or (f), provided that no such Lien shall extend to any property other than the property purchased concurrently with the incurrence of such Indebtedness.

                       (i) Existing Liens identified on Schedule 6.17 (i) hereto.

                 Section 18 Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, make, or commit to make, without double-counting, Capital Expenditures (other than Capital Expenditures made with insurance proceeds to repair or replace damaged, destroyed, lost or stolen fixed assets not in excess of $250,000 per fiscal year and Capital Expenditures financed with Net Cash Proceeds from the asset sales made by the Company and the Subsidiaries in the ordinary course of their respective businesses which are permitted to be retained by the Company and the Subsidiaries pursuant to Section 2.8) other than the following:

                       (a) Permitted Acquisitions.

                       (b) Capital Expenditures incurred by the Company and the Subsidiaries in connection with broadcast radio operations owned or managed by the Company and the Subsidiaries on the Closing Date in an amount not to exceed the sum of $3,500,000 plus the applicable New Station Capex Increase (if any) in the aggregate during any fiscal year of the Company (collectively "Existing Radio Expenditure Maximum").

                       (c) Capital Expenditures incurred by the Company and the Subsidiaries in connection with broadcast radio stations (other than those referred to in clause (b) of this Section 6.18) which are acquired by the Company and the Subsidiaries after the Closing Date (each, a "New Station") in an amount not to exceed $300,000 for each such New Station or multiple New Stations using a single facility during the fiscal year in which such radio operations are first acquired ("New Radio Expenditure Maximum").

                       (d) Capital Expenditures incurred by the Company and the Subsidiaries after the Closing Date in connection with the relocation of the broadcast radio operations of the Company and the Subsidiaries in Atlanta, Georgia in an aggregate amount not to exceed $500,000.

                       (e) Capital Expenditures incurred by the Company and its Subsidiaries in connection with the acquisition of a studio facility in Tampa, Florida in an amount not to exceed $3,000,000.





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
                       (f) Capital Expenditures incurred by the Company and its Subsidiaries in connection with the acquisition of a building in Cincinnati, Ohio for use as a corporate facility, in an amount not to exceed $800,000.

                 Notwithstanding the foregoing, if in any fiscal year the Company expends or commits to expend, without double- counting, less than the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for any broadcast radio station, an amount equal to the difference between the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for any broadcast radio station, as the case may be, and the amount actually expended or committed to be expended, without double-counting, in such fiscal year may be expended in the immediately subsequent fiscal year in addition to the Existing Radio Expenditure Maximum or the New Radio Expenditure Maximum for such broadcast radio station, respectively, otherwise permitted to be expended in such subsequent year.

                 Section 19 Rentals. The Company will not, nor will it permit any Subsidiary to, create, incur or suffer to exist obligations for Rentals in excess of $10,000,000 during any one fiscal year in the aggregate for the Company and the Subsidiaries.

                 Section 20 Affiliates. Except for transactions described in
Schedule 6.20 hereto, the Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any property or service), with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction.

                 Section 21 Management Fees. The Company will not, nor will it permit any Subsidiary to, pay or become obligated to pay, any management or other similar fee to Z/C or any of its Affiliates (other than reasonable and customary fees for services actually rendered by professionals).

                 Section 22 Interest Rate Protection, etc.

                       (a) At any time when the one-month Eurodollar Base Rate equals or exceeds 8.00% per annum, the Company shall enter into (to the extent it has not already done so) interest rate protection agreements (each, a "Rate Hedging Agreement") with one or more financial institutions (provided that such financial institution or financial institutions are offering terms and conditions generally available within the applicable market at such time), which Rate Hedging Agreements, when taken together, shall have an aggregate notional principal amount at least equal to 50% of the aggregate principal amount of the Loans outstanding on the date of such agreement (the "Hedged Amount") pursuant to which the effective interest rate (inclusive of all fees and costs related to the Rate Hedging Agreements) payable by the Company with respect to such Hedged Amount will be fixed or capped at a rate no greater than 8.00% per annum plus the Applicable Margin for a period ending not earlier than the third anniversary of the first date subsequent to such date on which such interest rate equals or exceeds 8.00% per annum. All obligations by the Company to any Bank (or an Affiliate thereof) under any Rate Hedging





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Agreement shall be secured by the Collateral, pari passu, with the Obligations under the Loan Documents.

                       (b) Neither the Company nor any Subsidiary shall enter into or become liable (directly or indirectly, absolutely or contingently) in any way under or with respect to any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars or similar agreements) or any currency swaps or similar agreements except as required under Section 6.22(a) and except for such other interest rate protection agreements entered into by the Company with an aggregate notional principal amount, when combined with the notional principal amount of any Rate Hedging Agreements then maintained pursuant to Section 6.22(a), not in excess of the outstanding principal amount of the Loans at such time.

                 Section 23 Certain Agreements. The Company shall not, and shall not permit any of the Subsidiaries to, enter into any agreement (other than the Loan Documents) which restricts the ability of the Company or any of its Subsidiaries to (a) enter into amendments, modifications or waivers of the Loan Documents, (b) sell, transfer or otherwise dispose of its assets, (c) create, incur, assume or suffer to exist any Lien upon any of its property, (d) create, incur, assume, suffer to exist or otherwise become liable with respect to any Indebtedness, or (e) make any Restricted Payment, provided that Capital Leases or agreements governing purchase money Indebtedness which contain restrictions of the types referred to in clauses (b) or (c) with respect to the property covered thereby and contracts entered into in the ordinary course of business which contain standard non-assignment clauses shall be permitted.

                 Section 24 Fiscal Year; Fiscal Quarter. The Company shall not, and shall not permit any of the Subsidiaries to, change its fiscal year or any of its fiscal quarters.

                 Section 25 Amendment to Other Agreements. The Company shall not, and shall cause the Subsidiaries not to, amend, modify or waive any provision of the Intercompany Security Agreement, any Intercompany Demand Notes or any Intercompany Acquisition Notes without the prior written consent of the Agent on behalf of the Required Banks.

                 Section 26 Subsidiary Operations. The Company will not, nor will it permit any Subsidiary to, activate, make any further Investment in or contribute any assets to an Excluded Subsidiary and the Company will not permit any Excluded Subsidiary to incur any Indebtedness or other obligations other than Indebtedness to the Company existing on the Closing Date. The Company will not, nor will it permit any Subsidiary to, make any further Investment in or contribute any assets to Georgia Network Equipment, Inc. or permit Georgia Network Equipment, Inc. to change its business as operated on the Closing Date or to incur any Indebtedness or other obligations or to purchase any other assets except for purchases of satellite dishes and related equipment in an aggregate amount not to exceed $100,000.

                 Section 27 FCC Licenses. The Company shall not obtain, hold or be licensee under any FCC Broadcast Station License.

                 Section 28 Deposit Accounts. The Company shall not, and shall not permit any Subsidiary to, open any new deposit accounts with any bank or





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other financial institution (other than petty cash and promotional accounts to the extent the same are permitted under Section 6.15) and as required by Section
6.29 without the prior written consent of the Agent.

                 Section 29 Cash Management System.

                       (a) The Company shall cause (i) each of the Subsidiaries (other than Excluded Subsidiaries) to maintain a single, common, demand deposit disbursement account (the "Disbursement Account") through which all of their respective accounts payable and other disbursements shall be made, (ii) each such Subsidiary shall maintain one or more officers who are common to all such Subsidiaries to be the authorized signatories to the Disbursement Account, (iii) all disbursements made from the Disbursement Account on behalf of any Subsidiary to be made by such Subsidiary and (iv) all disbursements made on behalf of two or more Subsidiaries to be made by each such Subsidiary, respectively, in an amount equal to the amount of such disbursement attributable to such Subsidiary provided, that disbursements on behalf of two or more Subsidiaries may be combined into a single disbursement if the Company and Subsidiaries comply with subsection (b) hereof with respect thereto.

                       (b) The Company shall maintain, on behalf of itself and the Subsidiaries, accurate, complete and objectively verifiable accounting systems, books and records with respect to the Disbursement Account, which books and records shall indicate, on an as-drawn basis, each disbursement from the Disbursement Account and identify, with respect to each disbursement, the Subsidiary or Subsidiaries making such disbursement and, in the case of two or more Subsidiaries making a single disbursement, the respective amounts of such disbursement attributable to each respective Subsidiary.

                       (c) In maintaining the cash management system outlined in this Section 6.29, the Company agrees to consult with, and at all times maintain a cash management system reasonably satisfactory to, the Agent and the Required Banks. The Company further agrees to deliver to the Agent and each Bank all such information, documents and agreements relating to such cash management system as any of them shall request.

                 Section 30 Amendments and Waivers to Noble Documents, the Mexican Documents and the Employment Agreements. Without the prior written consent of the Agent and the Required Banks, the Company shall not, and shall not permit any Subsidiary to, enter into any material amendment to, or grant any material waiver, release or consent with respect to, any of the terms and conditions of any of the Noble Documents, the Mexican Documents or the Employment Agreements, provided that in any event, no such amendment, waiver or consent shall have any effect on the enforceability of any of the Noble Documents, the Mexican Documents or the Employment Agreements, or on the ability of the Company or any Subsidiary party thereto or the Agent, on behalf the Banks, to enforce such agreements pursuant to any of the terms and conditions thereof or pursuant to the Collateral Documents or otherwise.

                 Section 31 Intercreditor Agreement and the Citicasters L/C Documents. Neither the Company nor any of its Subsidiaries shall enter into any of the Citicasters L/C Documents until the Agent, the Banks and the L/C Providers shall have entered into an intercreditor agreement, the subordination provisions of which shall be in form and substance satisfactory to Banks having in the aggregate at least 80% of the Aggregate Commitment or, if the





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Aggregate Commitment has been terminated, Banks holding in the aggregate at least 80% of the aggregate unpaid principal amount of the outstanding Loans. The Company hereby agrees that (i) it will not effect any Citicasters L/C Documents unless such documents are effected by one or more Banks and/or by any other Person, provided each such other Person shall be approved by all of the Banks, and (ii) neither the Company nor any of its Subsidiaries shall apply the proceeds of any Loan to pay principal of, or interest on, any Indebtedness evidenced by any of the Citicasters L/C Documents.


                                 ARTICLE VII


                                   DEFAULTS

                 The occurrence of any one or more of the following events shall constitute a Default:

                 Section 1 Any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary to the Banks or the Agent under or in connection with this Agreement, any other Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false or misleading on the date as of which made or deemed made.

                 Section 2 Nonpayment of principal of any Loan when due.

                       (a) Nonpayment of interest upon any Loan or of any fees or other obligations under any of the Loan Documents within three (3) Business Days after the same becomes due.

                       (b) Failure of any "Guarantor" (as defined in the Mexican Guaranty) to make any payment when due or perform any obligation pursuant to the terms and provisions of the Mexican Guaranty, which failure continues unremedied for a period commencing from the occurrence of any such failure until the later of (i) thirty (30) days and (ii) the Mexican Guaranty Grace Period.

                 Section 3 The Company shall default in the due performance or observance of any term, covenant or agreement contained in (a) Section 6.2 (other than Section 6.2(a)) and such default shall continue unremedied for a period of fifteen (15) days or (b) Section 6.1, 6.4, 6.5, 6.6, 6.7, 6.8 or the last sentence of Section 6.9 and such default shall continue unremedied for a period of thirty (30) days.

                 Section 4 The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement.

                 Section 5 Failure of the Company or any Subsidiary to pay any Indebtedness (other than the Obligations) in excess of $1,000,000 in the aggregate when due; or the default by the Company or any Subsidiary in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness (other than the Obligations) was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to





                                       71
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its stated maturity; or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled or contractually provided for payment (other than pursuant to an acceleration or similar clause)) prior to the stated maturity thereof.

                 Section 6 The Company or any Subsidiary shall (a) have an order for relief entered with respect to it under the Federal Bankruptcy Code, (b) not pay, or admit in writing its inability to pay, its debts generally as they come due, (c) make an assignment for the benefit of creditors, (d) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (e) institute any proceeding seeking an order for relief under the Federal Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (f) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (g) fail to contest in good faith any appointment or proceeding described in Section 7.7.

                 Section 7 Without the application, approval or consent of the Company or any Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of its property, or a proceeding described in Section 7.6(e) shall be instituted against the Company or any Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

                 Section 8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of the Company or any Subsidiary. For purposes of this Section 7.8, "substantial portion" means assets (valued at the higher of book or fair market value) having a value in excess of 10% of the consolidated assets of the Company and the Subsidiaries.

                 Section 9 The Company or any Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $1,000,000, which is not stayed on appeal or otherwise being appropriately and diligently contested in good faith by appropriate proceedings, unless the payment of all such amounts in excess of $1,000,000 is fully insured by a financially responsible insurance company.

                 Section 10 With respect to any Company Plan, a Reportable Event shall have occurred which is reasonably likely to result in the Company or any Subsidiary incurring a liability or obligation to such Plan in excess of $2,000,000; or

                       (a) With respect to any Plan (other than a Company Plan), a Reportable Event shall have occurred which is reasonably likely to result in the Company and/or the Subsidiaries being obligated to make a payment in excess of $2,000,000; or

                       (b) The PBGC, the Company, any Subsidiary, any ERISA Affiliate of the Company or any Subsidiary or any other Person shall have initiated





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steps to terminate a Plan, or to have a trustee appointed for a Plan under
Section 4042 of ERISA, if as the result of such appointment or termination, the Company or any Subsidiary is reasonably likely to be required to make a contribution to such Plan, or to incur liability or obligation to such Plan, or the PBGC, in excess of $2,000,000; or

                       (c) The Company, any Subsidiary or any of their ERISA Affiliates shall have terminated, reorganized or withdrawn from a Multiemployer Plan, if as the result of such withdrawal, termination or reorganization the Company or any Subsidiary incurs a liability to such Multiemployer Plan in excess of $2,000,000, which liability is not paid when required by applicable law (unless it is being appropriately and diligently contested in good faith by appropriate proceedings); or

                       (d) The Company or any Subsidiary shall have received any notice from the PBGC (and such notice shall either demand payment from the Company or any Subsidiary or shall suggest or indicate that the PBGC may initiate an administrative or judicial action against the Company or any Subsidiary) with respect to Unfunded Liabilities in excess of $2,000,000 of any Plan, or the PBGC shall have initiated an administrative or judicial action with respect to Unfunded Liabilities in excess of $2,000,000 of any Plan.

                 Section 11 The occurrence of any "default", as defined in any Loan Document (other than the Agreement or the Notes), or the breach of any of the terms or provisions of any Loan Document (other than the Agreement or the Notes), which default or breach continues beyond any period of grace therein provided.

                 Section 12 Any obligation of any Subsidiary under the Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any obligation of any Subsidiary under the Subsidiary Guaranty, or any Subsidiary denies that it has any further liability under any Subsidiary Guaranty to which it is a party, or gives notice to such effect.

                 Section 13 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms hereof or of such Collateral Document, or shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document.

                 Section 14 Any license, authorization, consent or permit necessary for the ownership or essential for the operation of any of the Radio Stations by the Company or any Subsidiary (a "License") shall expire, and on or prior to such expiration, the same shall not have been or be in the process of being renewed or replaced by another license, authorization, consent or permit authorizing substantially the same operations of the Radio Stations by the Company or any Subsidiary; or

                       (a) (i) any License (A) shall be cancelled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or (B) shall no longer be in full force and effect and shall not be in the process of renewal or replacement or (ii) the grant or the effec-





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
tiveness of any such License shall have been stayed, vacated, reversed or set aside, and, in each case, such action shall be no longer subject to further administrative or judicial review; or

                       (b) in any renewal or revocation proceeding involving any license necessary for the ownership or essential for the operation of any of the Radio Stations, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Company or any Subsidiary lacks the qualifications to hold any FCC broadcast license, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review or such administrative law judge shall issue a favorable determination on such matters, which determination shall subsequently be reversed on appeal provided, however, that none of the foregoing events described in this Section
7.14 shall constitute a Default if, assuming the final non-appealable loss by the Company or any Subsidiary of any such license, authorization, consent or permit at the conclusion of all legal proceedings incident thereto, such loss would in the reasonable judgment of the Required Banks not materially adversely affect the value of any material item or amount of Collateral or the Company's or any Subsidiary's ability to perform its obligations under the Loan Document);

                 Section 15 Any Person shall take any action to enforce, foreclose upon or take similar action with respect to any Lien (whether or not permitted by the terms of this Agreement) on any material item or amount of Collateral.

                 Section 16 Any Person or group (as defined for purposes of Regulation 13D promulgated pursuant to The Securities Exchange Act of 1934, as amended), other than Z/C or its Affiliates, shall acquire or become the beneficial owner of more than 50% of the outstanding voting securities of the Company or if the Company enters into a transaction such as (i) a sale of all or substantially all of the assets of the Company, or (ii) a merger, acquisition or consolidation (or other similar business combination transaction) pursuant to which (x) the Company is not the surviving corporation or (y) after giving effect to such transaction, there is a new majority shareholder of the Company.

                 Section 17 Z/C, shall at any time fail to have its designees constitute at least 30% in number of the members of the Company's board of directors.

                 Section 18 Any of the following events shall occur with respect to any of the following Noble Documents or Mexican Documents:

                       (a) The Class B Shares of Noble shall not have been transferred into the Stock Trust (as each such term is defined in the Noble Stock Purchase and Warrant Redemption Agreement) by the 20th Business Day after the required short-form FCC approval to such transfer has been obtained.

                       (b) The Stock Closing shall not occur on the Stock Closing Date (as each such term is defined in the Noble Stock Purchase and Warrant Redemption Agreement) in accordance with the provisions of the Noble Stock Pur-





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
chase and Warrant Redemption Agreement, in each case, as in effect on the Closing Date or as amended in accordance with Section 6.30 hereof.

                       (c) Within 20 Business Days of the receipt of the Mexican Approval, the Mexican Concession of RDP shall not have been transferred to XETRA Communicaciones, S.A. de C.V. in accordance with the Mexican Documents.

                       (d) An Event of Default under (and as defined in) the Noble-Company Credit Agreement (as in effect on the Closing Date) (i) arising pursuant to either Section 7.1 or, 7.2 shall have occurred and be continuing (after giving effect to any applicable grace periods set forth in such Noble-Company Credit Agreement) and such Event of Default shall remain unremedied for a period of 90 days after the occurrence thereof, or (ii) arising pursuant to any other Section of such Noble- Company Credit Agreement if, with respect to clause (ii) of this Section 7.18(e), such breach would be reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                       (e) Jacor or any of its Affiliates shall take any action to discontinue or to assert the invalidity or unenforceability of any obligation of any such Person (including, without limitation, Jacor or any such Affiliates) under any of the Noble Documents or any of the Mexican Documents, or Jacor or any of its Affiliates denies that it is obligated to perform any of its obligations under the terms of any Noble Document or any Mexican Document, or gives notice to such effect.

                       (f) (i) Any Person party to any of the Noble Documents or any of the Mexican Documents shall fail to perform any term or condition of the Noble Documents or the Mexican Documents, as the case may be, in accordance with the respective terms thereof, or (ii) any obligation of any Person under any of the Noble Documents or any of the Mexican Documents shall fail to remain in full force or effect, and in the case of subclauses (i) or (ii) of this Section 7.18(f), such failure would be reasonably expected to have a material adverse effect on the business, operations, condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

                       (g) The Company or any of its Subsidiaries shall fail to actively pursue, on a best efforts basis, any of its material rights or remedies under any of the Noble Documents or any the Mexican Documents.


                                 ARTICLE VIII


                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

                 Section 1 Acceleration. If any Default described in Section 7.6 or 7.7 shall occur with respect to the Company, the Aggregate Commitments and the obligation of the Banks to make Loans hereunder shall automatically and immediately terminate and the unpaid principal amount of the Loans and all of the other Obligations shall automatically and immediately become due and payable without any election or action on the part of the Agent or any Bank and without presentment, demand, protest or notice or any other requirement of any kind, all of which the Company hereby expressly waives. If any other Default shall occur and be continuing, upon the direction of the Required Banks





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the Agent shall, (i) declare that the Aggregate Commitments are terminated, whereupon the Aggregate Commitments and the obligation of the Banks to make Loans hereunder shall be immediately terminated and (ii) declare the unpaid principal amount of the Loans and the other Obligations to be due and payable, whereupon the same shall immediately be and become due and payable, without presentment, demand, protest or notice or any other requirement of any kind, all of which the Company hereby expressly waives.

                 Section 2 Amendments. Subject to the provisions of this Article VIII and except as otherwise provided in any Loan Document, amendments or agreements supplemental hereto (and thereto, with respect to the relevant Subsidiary in the case of the Subsidiary Guaranty, the Subsidiary Security Agreement, a Subsidiary Pledge Agreement, a Subsidiary Trademark Agreement or a Subsidiary Mortgage) may be entered into for the purpose of adding or modifying any provisions of this Agreement or any of the other Loan Documents or changing in any manner the rights of the Banks or the Company or any Subsidiary hereunder or thereunder or waiving any Default hereunder or thereunder ("Amendments"), under the terms and in the manner set forth below:

                       (a) With respect to Amendments that forgive or reduce principal or interest or reduce the interest rate payable with respect to any Loan or Obligation or postpone any date fixed for any regularly-scheduled payment (including prepayments under Sections 2.8) of principal of, or interest on, any such Loan or Obligation, postpone any Revolving A Loan Commitment Reduction Date or any Revolving B Loan Commitment Reduction Date, change the definitions of Amendment, Aggregate Commitment, Aggregate Revolving A Loan Commitment, Aggregate Revolving B Loan Commitment, Revolving A Loan Commitment, Revolving B Loan Commitment, Revolving A Loan Termination Date, Revolving B Loan Termination Date, Revolving A Loan Commitment Reduction Amount, Revolving B Loan Commitment Reduction Amount, Leverage Ratio (to the extent that the same would affect the Applicable Margin) or Required Banks, amend or waive Section 2.4 (or amend the definition of any of the terms used in such Section to the extent that the same would affect the Applicable Margin), amend or waive this Section 8.2 or
Section 12.1 hereof, waive the payment of or reduce or defer any fees payable to the Banks hereunder, consent or permit the assignment or transfer by the Company or any Subsidiary of any of its obligations under any of the Loan Documents or release any guarantor or release all or any substantial portion of the Collateral from the Liens created by the Collateral Documents (except as may be expressly contemplated in the Loan Documents), all of the Banks must approve such Amendments in writing; provided, that nothing contained in this Section 8.2(a) shall restrict the ability of the Required Banks to make determinations provided in the definition of Operating Cash Flow;

                       (b) With respect to Amendments that delay or reduce the amount of any mandatory prepayment hereunder (other than as set forth in Section 8.2(a) hereof), Banks with 85% of the Aggregate Commitments (or, if the Aggregate Commitments have been terminated, Banks holding 85% of the outstanding principal amount of the Loans) must approve such Amendment in writing; and

                       (c) With respect to any other Amendment, the Banks then constituting the Required Banks must approve such Amendments in writing.





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
                 No amendment of any provision of this Agreement or any other Loan Document relating to the Agent shall be effective without the written consent of the Agent.

                 Section 3 Preservation of Rights. No delay or omission of the Banks or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Company, the Subsidiary(ies) party thereto and the Agent and by the Banks required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Banks until the Obligations have been paid in full.


                                  ARTICLE IX


                              GENERAL PROVISIONS

                 Section 1 Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of this Agreement and the Notes and shall continue in full force and effect until the Obligations have been paid in full.

                 Section 2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

                 Section 3 Taxes. Any stamp, documentary and similar taxes and taxes in connection with the execution, delivery, filing or recordation of any of the Loan Documents shall be paid by the Company.

                 Section 4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

                 Section 5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Subsidiaries, the Agent and the Banks and supersede all prior agreements and understandings among the Company, the Subsidiaries, the Agent and the Banks relating to the subject matter thereof.

                 Section 6 Several Obligations. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or





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
benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

                 Section 7 Expenses; Indemnification. The Company shall reimburse (i) the Agent for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the negotiation, documentation, preparation, review, execution, delivery, amendment, modification and administration of this Agreement and the other Loan Documents (including without limitation, reasonable costs and out-of-pocket expenses incurred in connection with post-closing UCC searches and the analysis thereof) or any other documents reasonably required to be reviewed or prepared in connection herewith or therewith and all out-of-pocket expenses incurred by the Agent in connection with the taking and perfection of Liens on the Collateral (including, without limitation, title and lien searches, surveys, title commitment and insurance costs, filing fees and documentary, stamp, filing and similar taxes and corporate search fees), (ii) the Agent, each Co-Agent and each of the Banks for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Banks, which attorneys may be employees of the Agent or any Bank) paid or incurred by the Agent, any Co-Agent or any Bank in connection with the collection and enforcement or amendment or modification of the Loan Documents or any restructuring in respect of the Obligations and (iii) the Agent, any Co-Agent or any Bank for any cost and expense of obtaining any appraisals in respect of the assets of the Company or any Subsidiary, to the extent any Bank determines that such appraisals are required by any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, and any rules promulgated to implement such provisions. The Company further agrees to indemnify the Agent, each Co-Agent and each Bank, and their respective directors, officers, attorneys, agents, and employees, for, and hold each of them harmless against, all losses, claims (including, without limitation, all Environmental Claims), damages, penalties, judgments, liabilities, actions, proceedings, costs and expenses (including, without limitation, all attorney's fees and legal expenses incurred by any of them and other expenses of litigation or preparation therefor whether or not any suit or proceeding is brought or, if so, whether or not the Agent, any Co-Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or thereby or any act, event or omission related hereto or thereto or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, provided, however, that no such Agent, Co-Agent, Bank, director, officer, attorney, agent or employee shall have a right to be indemnified or held harmless hereunder for its own gross negligence or willful misconduct as finally determined in a judgment of a court of competent jurisdiction. The obligations of the Company under this Section shall survive the repayment of the Obligations and the termination of this Agreement.

                 Section 8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Banks.





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
                 Section 9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Company and all of the Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Company's audited financial statements. In the event that Generally Accepted Accounting Principles change after the Closing Date in any manner that would cause the result of the calculation of any financial ratio under Agreement Accounting Principles pursuant to Section 6.3 to be materially different than the result that would have been obtained had Generally Accepted Accounting Principles been applied in such calculation, the Company, the Agent and the Banks hereby agree to negotiate in good faith to amend this Agreement to accommodate the Company's desire not to maintain two sets of financial records.

                 Section 10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

                 Section 11 Non-liability of Bank. The relationship between the Company and the Banks and the Agent shall be solely that of borrower and lender. Neither the Agent nor any Bank shall have any fiduciary responsibilities to the Company. Neither the Agent nor any Bank undertakes any responsibility to the Company to review or inform the Company of any matter in connection with any phase of the Company's business or operations.

                 Section 12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

                 Section 13 CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                 Section 14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Agent and the Banks and the Company and each Bank have delivered to the Agent executed counterpart signature pages hereto or a facsimile of such executed counterpart signature page.





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
                 Section 15 Confidentiality. Each Bank agrees to hold any information designated as confidential which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure: (i) to other Banks, (ii) to legal counsel, accountants, and other professional advisors to such Bank, (iii) to regulatory officials, (iv) as required by law, regulation, legal process, or in connection with any legal proceeding, (v) information which has previously been made public and (vi) with the consent of the Company, which consent shall not be unreasonably withheld, in connection with an actual or proposed sale, assignment, participation or other disposition or proposed disposition of such Bank's interests hereunder provided that the assignee, proposed assignee, participant or proposed participant agreed in writing to be bound by this Section 9.15.

                 Section 16 Limitation of Rights. Notwithstanding any other provision of this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise of any right to vote or consent with respect to, any of the collateral purported to be covered by any Collateral Document as provided herein or in any Collateral Document or any other action taken or proposed to be taken by the Agent or any Bank hereunder or thereunder which would affect the operational, voting, or other control of the Company or any Subsidiary, shall be pursuant to Section 310 of the Communications Act of 1934, as amended, and to the applicable rules and regulations thereunder and, if and to the extent required thereby, subject to the prior consent of the FCC.

                 Section 17 Limitation of Liability. No claim may be made by the Company, any of its Subsidiaries or any other Person against the Agent, the Co-Agents or any Bank or the Affiliates, directors, officers, employees, attorneys or agent of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transactions, or any act, omission or event occurring in connection therewith; and the Company (for itself and each of its Subsidiaries) hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor and Company (for itself and each of its Subsidiaries) agrees to notify the Agent, each Co-Agent and each Bank, as applicable, of any such claim promptly upon learning of any such claim.


                                  ARTICLE X


                                  THE AGENT

                 Section 1 Appointment. Banque Paribas is hereby appointed as Agent hereunder and under the other Loan Documents, and each of the Banks and each of the Co-Agents authorizes the Agent to act as the agent of such Bank and such Co- Agents, and each of Bank of Boston and Bank of America Illinois are hereby appointed as Co-Agent hereunder. Upon the execution and delivery by any L/C Provider of any of the Citicasters L/C Documents, such L/C Provider shall be deemed to appoint the Agent as its agent and such L/C Provider shall be deemed to agree to, and accept, the provisions of this Article 10. Each of the Co-Agents and the Banks hereby expressly consents to, and acknowledges the appointment of, the Agent to act as the agent for any such L/C Provider. The Agent agrees to act as such upon the express conditions contained in this





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
Article X and the other Loan Documents. Each of the Banks authorizes the Agent to execute each of the Collateral Documents and the financing statements and other documents and instruments related thereto on behalf of such Bank (the terms of which shall be binding on such Bank). Neither the Agent nor any Co-Agent shall have a fiduciary relationship in respect of any Bank by reason of this Agreement or any other Loan Document.

                 Section 2 Powers. The Agent shall have and may exercise such powers hereunder and under the other Loan Documents as are specifically delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The Agent shall not have any implied duties to the Banks, or any obligation to the Banks to take any action hereunder or under any other Loan Document except any action specifically provided by this Agreement or such other Loan Document to be taken by the Agent.

                 Section 3 General Immunity. Neither the Agent nor any Co-Agent nor any of their respective directors, officers, agents, attorneys or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct as finally determined in a judgment of a court of competent jurisdiction.

                 Section 4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any Co-Agent shall be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or in any other Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Loan Document.

                 Section 5 Action on Instructions of Banks. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under the other Loan Documents in accordance with written instructions signed by the Required Banks, or, if applicable, the Banks required pursuant to
Article VIII hereof, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes.

                 Section 6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder or under the other Loan Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency created hereby and by the other Loan Documents and its duties hereunder and thereunder.

                 Section 7 Reliance on Documents; Counsel. The Agent and each Co-Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect of legal matters, upon the advice or opinion of counsel selected by the Agent or such Co-Agent which counsel may be employees of the Agent or such Co-Agent.





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
                 Section 8 Agent's Reimbursement and Indemnification. Each Bank agrees to reimburse and indemnify the Agent for its Pro Rata Share (i) of any amounts not reimbursed by the Company or a Subsidiary for which the Agent or such Co-Agent is entitled to reimbursement by the Company or a Subsidiary under the Loan Documents, (ii) of any other expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (iii) of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other document delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby by the enforcement of any of the terms hereof or of any other Loan Document or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent as finally determined in a final judgment of a court of competent jurisdiction.

                 Section 9 Rights as a Lender. With respect to the Loans made by it and the other Obligations owing to it, the Agent and each Co-Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent or a Co-Agent and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent and each Co-Agent in its individual capacity. The Agent and each Co-Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company or any Subsidiary as if it were not the Agent or a Co-Agent.

                 Section 10 Bank Decisions. Each Bank acknowledges that it has, independently and without reliance upon the Agent, either Co-Agent or any other Bank and based on the financial statements prepared by the Company and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent, either Co- Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

                 Section 11 Successor Agent. The Agent may resign at any time, effective upon the appointment and acceptance of a successor agent as described below, by giving written notice thereof to the Banks and the Company, and the Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint on behalf of the Banks a successor Agent which successor Agent shall, absent the occurrence and continuance of a Default or Unmatured Default, be acceptable to the Company. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint on behalf of the Banks a successor Agent which successor Agent shall, absent the occurrence and continuance of a Default or Unmatured Default, be acceptable to the Company. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000.





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Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

                 Section 12 Collateral Releases. Provided that no Default or Unmatured Default shall exist, the Company and the Subsidiaries may from time to time sell or otherwise dispose of certain of the Collateral as permitted by the terms of Section 6.13 and, upon the written request of the Company, the Agent shall release the security interest of the Agent in the Collateral which is to be sold or otherwise disposed of by the Company or any such Subsidiary in accordance with the terms of Section 6.13. The Banks hereby empower and authorize the Agent to execute and deliver to the Company or any Subsidiary any such agreements, documents or instruments as shall be necessary or appropriate to effect any such release and any other releases of Collateral which shall have been approved by the Banks in writing, in accordance with Section 8.2.

                 Section 13 Duties and Rights of Co-Agents. The Co-Agents shall have no duties under this Agreement or the other Loan Documents, and shall have no rights, in their capacities as Co-Agents, hereunder except as expressly set forth herein or therein.


                                  ARTICLE XI


                           SETOFF; RATABLE PAYMENTS

                 Section 1 Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default shall occur and be continuing, any indebtedness from any Bank to the Company (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part thereof, shall then be due.

                 Section 2 Ratable Payments. If any Bank, whether by setoff or otherwise, has payment made to it upon its Loans in a greater proportion than that received by any other Bank, such Bank agrees, promptly upon demand, to purchase a participation in the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action as shall be necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.





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                                 ARTICLE XII


              BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

                 Section 1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that the Company and its Subsidiaries shall not have the right to assign its rights or delegate its duties or obligations under the Loan Documents, and any assignment by any Bank must be made in compliance with Section 12.3. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent, and any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

                 Section 2 Participations.

                       12.2.1. Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan made by such Bank or any other interest of such Bank under the Loan Documents, provided that any such Participant shall agree in writing to be bound by Section 9.15 hereof. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

                       12.2.2. Voting Rights. Each Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Obligation in which such Participant has an interest which postpones the date on which the outstanding principal amount of the Loans are to be paid by the Company in full beyond December 31, 2003, forgives principal or interest or reduces the interest rate payable with respect to any such Loan or Obligation, releases any guarantor of any such Loan or Obligation or releases all or substantially all of the Collateral securing any such Loan or Obligation.

                       12.2.3. Benefit of Setoff and Indemnities. The Company agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in
Section 11.1 with respect to the amount of participating interests sold to each Participant, except to the extent such Participant has exercised its





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
right of setoff. The Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, in accordance with Section 11.2 as if each Participant was a Bank. The Company also agrees that each Participant shall be entitled to the benefits of Sections 3.1 and 3.2 with respect to its participation; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections that the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

                 Section 3 Assignments.

                       12.3.1. Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time, assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided that any partial assignment of any Bank's rights and obligation hereunder shall be in a minimum principal amount of $5,000,000 of such Bank's Loans and/or Commitments. Such assignment (other than an assignment to the Federal Reserve Bank) shall be substantially in the form of Exhibit M hereto. The consent of the Agent and, unless a Default has occurred and is continuing, the consent of the Company (such consent of the Agent and the Company not to be unreasonably withheld), shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Bank, an Affiliate thereof or a Federal Reserve Bank. Such consents shall be substantially in the form attached as Schedule I to Exhibit M (a "Notice of Assignment") hereto and shall not be unreasonably withheld or delayed.

                       12.3.2. Effect; Effective Date. Upon delivery to the Agent of a Notice of Assignment with a copy to the Company, together with any consents required by Section 12.3.1, and payment of a $2,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and the other Loan Documents and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Agent shall be required to release the transferor Bank with respect to the percentage of the Obligations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Bank, the Agent and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Loans, as adjusted pursuant to such assignment.

                       12.3.3. Dissemination of Information. The Company authorizes each Bank to disclose to any Participant, Purchaser or any other Person acquiring an interest in the Obligations, any portion thereof or the Loan Documents by operation of law (each "Transferee") and, with the consent of the Company (which consent shall not be unreasonably withheld), any prospective Transferee, any and all information in such Bank's possession concerning the creditworthiness of the Company, provided that each Transferee and prospective Transferee agrees to be bound by Section 9.15 of this Agreement.





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
                       12.3.4. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee (other than a then-existing Bank) which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank, the Agent and the Company either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and an Internal Revenue Service Form W-8 or W-9 or successor appropriate forms (wherein such Transferee claims exemption from United States back-up withholding tax) and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank, the Agent and the Company a new Form 4224 or Form 1001 or Form W-8 or W-9 upon the obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding and back-up withholding tax exemptions.


                                 ARTICLE XIII


                                   NOTICES

                 Section 1 Giving Notice. Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given, if mailed, three days after the date when deposited in the United States mail, postage prepaid, or if by telegraph, when delivered to the appropriate office for transmission, charges prepaid, or if by personal delivery or by facsimile, when received, addressed to the Company (with copies to Sheli Z. Rosenberg, Rosenberg & Liebentritt, 2 North Riverside Plaza, Suite 600, Chicago, Illinois 60606, provided, however, that the failure to provide any such copies shall not affect the validity or sufficiency of any such notice), the Banks or the Agent at the addresses indicated below their signatures to this Agreement (with, in the case of any notice to the Agent, a copy thereof to Banque Paribas, Media Group, Equitable Tower, 787 7th Avenue, 32nd Floor, New York, New York (fax:
212-841-2369)).

                 Section 2 Change of Address. The Company, the Agent and any Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                 ARTICLE XIV


                             WAIVER OF JURY TRIAL

                 THE COMPANY, THE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.





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
                 IN WITNESS WHEREOF, the Company, the Banks and the Agent have executed this Agreement as of the date first above written.


                                          JACOR COMMUNICATIONS, INC.

                                          By:__________________________________
                                          Title:_______________________________

                                          By:__________________________________
                                          Title:_______________________________

                                          1300 PNC Center
                                          201 East Fifth Street
                                          Cincinnati, Ohio 45202
                                          Facsimile:  (513) 621-6087
                                          Attention:  R. Christopher Weber


                                          BANQUE PARIBAS,
                                          Individually and as Agent

                                          By:__________________________________
                                          Title:_______________________________

                                          By:__________________________________
                                          Title:_______________________________

                                          227 West Monroe Street
                                          Suite 3300
                                          Chicago, Illinois  60606
                                          Facsimile:  (312) 853-6020
                                          Attention:  Steve Heinen
                                                      Mark Radzik

                                          Banque Paribas, Media Group
                                          Equitable Tower
                                          787 7th Avenue
                                          32nd Floor
                                          New York, New York 10019
                                          Facsimile: (212) 841-2369
                                          Attention: Eileen Burke
                                                     Salo Aizenberg


                                          THE FIRST NATIONAL BANK OF BOSTON,
                                          Individually and as Co-Agent

                                          By:__________________________________
                                          Title:_______________________________

                                          100 Federal Street
                                          Mail Stop 01-08-08
                                          Boston, Massachusetts 02110
                                          Facsimile:  (617) 434-3401
                                          Attention:  Rob Milordi





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
                                          BANK OF AMERICA ILLINOIS,
                                          Individually and as Co-Agent

                                          By:__________________________________
                                          Title:_______________________________

                                          231 South LaSalle Street
                                          14th Floor
                                          Chicago, Illinois  60697
                                          Facsimile:  (312) 974-8014
                                          Attention:  Mary Rose Gage


                                          BANK OF MONTREAL

                                          By:__________________________________
                                          Title:_______________________________

                                          430 Park Avenue
                                          New York, New York 10022
                                          Facsimile:  (212) 605-1648
                                          Attention:  Mike Andress


                                          THE BANK OF NEW YORK

                                          By:__________________________________
                                          Title:_______________________________

                                          1 Wall Street
                                          16th Floor
                                          New York, New York 10286
                                          Facsimile:  (212) 635-8593
                                          Attention:  Brendan Nedzi


                                          THE BANK OF NOVA SCOTIA

                                          By:__________________________________
                                          Title:_______________________________

                                          1 Liberty Plaza
                                          New York, New York 10006
                                          Facsimile:  (212) 225-5090
                                          Attention:  Claudia Chifos


                                          CIBC, INC.

                                          By:__________________________________
                                          Title:_______________________________

                                          425 Lexington Avenue
                                          New York, New York 10017
                                          Facsimile:  (212) 856-3558
                                          Attention:  Peter Smith

                                          FIRST BANK

                                          By:__________________________________
                                          Title:_______________________________

                                          601 Second Avenue South
                                          Mail Code:  MPFP2805
                                          Minneapolis, Minnesota 55402-4302
                                          Facsimile:  (612) 973-0354
                                          Attention:  Peter Rue


                                          SOCIETY NATIONAL BANK

                                          By:__________________________________
                                          Title:_______________________________

                                          127 Public Square
                                          Cleveland, Ohio 44114
                                          Facsimile: (216) 689-4666
                                          Attention: Michael Stark


                                          UNION BANK

                                          By:__________________________________
                                          Title:_______________________________

                                          445 South Figueroa Street
                                          15th Floor
                                          Los Angeles, California 90071
                                          Facsimile:  (213) 236-5747
                                          Attention:  Kevin Sampson





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